Exhibit 2.2

AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT

This Amendment No. 1 (“Amendment No.1”) to the Share Exchange Agreement dated January 16, 2023 (“Share Exchange Agreement”) is made and entered into as of February 28, 2023 (“Effective Date”) by and among:

(1)	VEG HOUSE HOLDINGS INC., a Cayman Islands exempted company (the “Company”) with a registered office address of Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands; and

(2)	PLANTX LIFE INC., a company existing under the laws of the province of British Columbia, Canada (“PlantX”), with a head office located at 504-100 Park Royal South, West Vancouver, British Columbia, V7T 1A2.

BACKGROUND

A.          The Company and PlantX entered into the Share Exchange Agreement whereby the Company was to acquire all of the issued and outstanding shares of Vegaste Technologies US Corp., PlantX Midwest Inc., Little West Holdings LLC, Plant Based Deli LLC, and PlantX Living Inc. which were held by PlantX, and a majority of the issued and outstanding shares in Portfolio Coffee, Inc., and Eh Coffee Corp. amounting to 53% ownership and 51% ownership, respectively, which were held by PlantX, in exchange for 6,000,000 common shares of the Company, and the consummation of said Exchange was conditioned upon the closing of a private placement offering by the Company in which it raised at least $1,500,000.00, subject to the Company and PlantX jointly waiving such condition.

B.           The Company and PlantX wish to amend the Share Exchange Agreement to remove the transfer of PlantX Midwest Inc. in the Exchange such that PlantX Midwest Inc. will not become a wholly-owned subsidiary of the Company and will remain a wholly-owned subsidiary of PlantX upon consummation of the Exchange.

C.           PlantX is the sole shareholder of PlantX Midwest Inc., which, in turn, is the current lessor of the properties located at 804 W. Montrose Avenue, Chicago, Illinois 60544 (the “Chicago Property”) and 15412 S. IL Route 59, Unit 100-108, Plainfield, Illinois 60544 (the “Plainfield Property”, and together, the “Illinois Properties”) described in Exhibit A hereto.

D.           PlantX, as owner of all the issued and outstanding shares of PlantX Midwest Inc., has the right, at its discretion, and in accordance with the master lease of the Chicago Property by and between Montrose and Clarendon, LLC (the “Chicago Lessor”), and Peter Rubi, LLC, the original tenant, and the sublease thereof by an between the prior parties and PlantX Midwest Inc. (the “Chicago Leases”), to cause PlantX Midwest Inc. to sublease the Chicago Property to a third party.

E.            PlantX, as owner of all the issued and outstanding shares of PlantX Midwest Inc., has the right, at its discretion, and in accordance with the master lease of the Plainfield Property, by and between Rezin Family Investments LLC (the “Plainfield Lessor”) as assignee of 912 LLC, and third-party Peter Rubi, LLC, the original tenant, and the sublease thereof by and between the prior parties and PlantX Midwest Inc. (the “Plainfield Leases”), to cause PlantX Midwest Inc. to sublease the Plainfield Property to a third party.

F.            The Company and PlantX desire that PlantX cause its subsidiary, PlantX Midwest Inc., to enter into agreements for the sublease of the Illinois Properties (separately, the “Chicago Sublease Agreement” and the “Plainfield Sublease Agreement”, and together, the “Sublease Agreements”) in the forms set forth as Exhibit B and Exhibit C hereto with the Company’s wholly-owned subsidiary, Veg House Illinois Inc.

G.            Subject to the $1,500,000.00 closing condition described in Section 5(a)(iii) of the Share Exchange Agreement, the parties intend to effectuate the Exchange, cause their respective subsidiaries to enter into the Sublease Agreements as described above and cause the Company to issue to PlantX the Company Shares as consideration for its transfer of ownership of all the Subsidiary Shares to the Company and execution of the Sublease Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Share Exchange Agreement and Amendment No. 1 thereof, the parties hereto agree to amend the Share Exchange Agreement as follows:

(1)	AMENDED EXCHANGE OF SHARES; EXECUTION OF SUBLEASE AGREEMENT.

Section 1(a) of the Share Exchange Agreement is hereby deleted in its entirety, and in its place the following is inserted:

(a)  The Company and PlantX hereby agree that, on February 28, 2023, or as soon as practicable after the date thereof (the “Closing Date”), PlantX shall (i) transfer to the Company all of its Subsidiary Shares, excluding shares of PlantX Midwest Inc., owned by PlantX, and (ii) cause Veg House Illinois Inc. and PlantX Midwest Inc. to execute the Sublease Agreements which are attached to Amendment No. 1 to the Share Exchange Agreement as Exhibit B and Exhibit C.

(2)	ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PLANTX.

Section 2 of the Share Exchange Agreement is hereby revised to add the following additional subsections:

(n)           Sublessor’s Warranty. PlantX, as the sole shareholder of PlantX Midwest Inc., warrants and represents to the Company that the Chicago Leases and the Plainfield Leases have not been amended or modified except as expressly set forth in the Sublease Agreements, that neither PlantX nor PlantX Midwest Inc. is now, and as of the commencement of the Sublease Agreements term hereof will not be, in default or breach of any of the provisions of the Chicago Leases or the Plainfield Leases, and that PlantX has no knowledge of any claim by Chicago Lessor or the Plainfield Lessor that PlantX or PlantX Midwest Inc. are in default or breach of any of the provisions of the Chicago Leases or the Plainfield Leases. PlantX further represents and warrants in all material respects, a true correct and complete copy of the Chicago Leases and the Plainfield Leases are attached to Amendment No. 1 to the Share Exchange Agreement as Exhibit D and Exhibit E.

(o)           Right to Sublease; Requisite Consents. PlantX, as the sole shareholder of PlantX Midwest Inc., warrants and represents that, under the terms and conditions of the Chicago Leases and the Plainfield Leases, it has the authority to cause PlantX Midwest Inc. to sublease the Illinois Properties as per the terms of the Sublease Agreements, and has or will obtain any consents required under the Chicago Leases and Plainfield Leases to allow it to enter into the Sublease Agreements with the Company.

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(3)	ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Section 3 of the Share Exchange Agreement is hereby revised to add the following additional subsections:

(f)            Incorporation, Standing and Power of Veg House Illinois Inc. Veg House Illinois Inc. is duly incorporated, validly existing and in good standing under the laws of Illinois and is entitled to own or lease its properties and to carry on its business as and in the places where the Illinois Properties are now owned, leased, or operated.

(g)           Authority; Execution and Delivery; Enforceability of Sublease Agreement. The Company has all requisite corporate power and authority to execute and deliver the Sublease Agreements and to consummate the Exchange. The execution and delivery by the Company of the Sublease Agreements and the consummation by the Company of the Exchange have been duly authorized and approved by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Sublease Agreements and the Exchange. When executed and delivered, the Sublease Agreements will be enforceable against the Company in accordance with its terms.

(4)	GENERAL.

(a)           Representations and Warranties. Each party represents and warrants that: (a) it has all necessary rights and authority to enter into this Amendment No. 1 and (b) this Amendment No. 1 has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms.

(b)           Defined Terms; Conflict. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Share Exchange Agreement. In the event of any conflict between the Agreement and this Amendment No. 1, this Amendment No. 1 will control.

(c)           No Other Modification. The Share Exchange Agreement shall not be modified by this Amendment No. 1 in any respect except as expressly set forth herein.

(d)           Governing Law. This Amendment No. 1 shall be construed, and the legal relations among the parties determined, in accordance with the laws of British Columbia, Canada thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

(e)           Counterparts. This Amendment No.1 may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile, scan, PDF, or other electronic means (e.g., DocuSign), and each counterpart, facsimile or electronic copy shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment No.1 as of the Effective Date set forth above.

Veg House Holdings Inc.

By:
Name:	Sean Dollinger
Title:	Director

Address:	Cricket Square, Hutchins Drive, PO Box 2681
Grand Cayman, KY1-1111, Cayman Islands

Email:	Sean@plantx.com

PlantX Life Inc.

By:
Name:	Lorne Rapkin
Title:	Chief Executive Officer

Address:	504-100 Park Royal South West
Vancouver, BC, V7T 1A2
Canada

Email:	Lorne@plantx.com

4

Exhibit A

Address
Location

XMarket Vegan Foodhall and E- commerce Fulfillment Center	804 Montrose Avenue, Chicago, Illinois 60613
XMarket Grocery Store	15412 S. IL Route 59, Unit 100-108, Plainfield, Illinois 60544

Exhibit B

Chicago Sublease Agreement

(See Attachment)

6

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) is made effective as of ___________, 2023, by and between PLANTX MIDWEST INC. (the “Tenant”), and VEG HOUSE ILLINOIS INC. (the “Subtenant”) in relation to that certain Lease Agreement dated December 21, 2020, by and between MONTROSE AND CLARENDON, LLC (the “Landlord”) and third-party PETER RUBI, LLC (the “Original Tenant”) (the “Prime Lease”).

BACKGROUND

WHEREAS Landlord and Original Tenant entered into the Prime Lease for the purpose of operating certain businesses on the Leased Premises located at 804 W. Montrose Avenue, Chicago, Illinois, more fully described in the Prime Lease; and

WHEREAS Tenant is in the process of restructuring its business operations such that continued business on the Leased Premises will be conducted through Tenant’s subsidiary, the Subtenant herein; and

Tenant now desires to sublet the Leased Premises to Subtenant and Subtenant desires to sublet the Leased Premises from Tenant.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Premises. Tenant, in consideration of the sublease payments provided in this Agreement, sublets to Subtenant 21,894 square feet (including the “main floor,” “mezzanine,” and “dumpster area” as set forth in the Prime Lease, having address 804 W. Montrose Avenue, Chicago, Illinois located at 804 W. Montrose Avenue, Chicago, Illinois 60613, as more fully described in the Prime Lease (the “Leased Premises”). A true and correct copy of the Prime Lease, as amended from time to time, is attached hereto as Exhibit A and is incorporated herein by this reference.

2.             Term and Possession. The term of this Sublease will begin on ___________, 2023 and unless terminated sooner pursuant to the terms of the Prime Lease or this Sublease, it will continue for the remainder of the term provided in the Prime Lease, which terminates December 31, 2032. Subtenant’s tenancy will terminate on December 31, 2032, unless Landlord and Subtenant sign another written agreement prior to the end of tenancy providing for an additional period of tenancy. Subtenant is not responsible for finding a replacement upon the termination of its tenancy.

3.             Delivery Condition. Subtenant acknowledges that it takes possession of the Leased Premises in its “as is” condition, and further acknowledges that Tenant has made no representations or warranties of any kind or nature, whether express or implied, with respect to the Leased Premises, nor has Tenant agreed to undertake or perform any modifications, alterations, or improvements to the Leased Premises which would inure to Subtenant’s benefit.

4.             Sublease Payments. Subtenant shall pay to Tenant all funds otherwise due from Tenant to Landlord under the Prime Lease, including but not limited to all amounts designated as Rent in Section 1.1F, plus an additional amount equal to ten (10%) percent of such amount (collectively, the “Sublease Payments”). The Sublease Payments are due in advance on the first day of each month, and will be paid at a location and in a form in accordance with Tenant’s instructions to Subtenant.

5.             Notice. Notices under this Sublease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows to every interested party:

TENANT:

PlantX Midwest Inc.
6800 Indian Creek Dr.
Suite 101
Miami Beach, FL 33141
Attn: Chief Executive Officer

SUBTENANT:

Veg House Illinois Inc.
6800 Indian Creek Dr.
Suite 101
Miami Beach, FL 33141
Attn: Chief Executive Officer

LANDLORD:

Montrose and Clarendon, LLC
c/o Harlem Irving Companies
4104 N Harlem Avenue
Norridge, Illinois 60706

Such addresses may be changed from time to time by any party by providing notice to the other interested parties as described above.

6.            SURRENDER. Subtenant shall, on or before termination of the Prime Lease and/or this Sublease, remove all personal property, furniture, trade fixtures and other equipment, provided that the removal of the same does not adversely affect the Lease Premises or is not prohibited by the Prime Lease, and that Subtenant promptly repairs any damage to the Leased Premises caused by such removal pursuant to the requirements of the Prime Lease. In the event that Subtenant fails to remove any such items as required by this section, all such items remaining on the Leased Premises after termination shall be deemed abandoned and Tenant may dispose of such items as it sees fit, without liability to Subtenant. Subtenant shall also be responsible for the removal, on or before termination, of all alterations as required under the Prime Lease installed by Subtenant pursuant to this Sublease and shall be responsible for any associated repair or restoration of the Leased Premises required under the Prime Lease. In all other respects, Subtenant shall deliver the Leased Premises broom clean, in its condition as of the date of this Sublease reasonable wear and tear and casualty excepted. In no event shall Subtenant remove any of the plumbing, electrical, data lines, and HVAC system(s), except as otherwise required pursuant to this section 4.2. Subtenant shall vacate and deliver possession of the Leased Premises free of all liens, charges or encumbrances resulting from any act or omission on Subtenant’s part, and free and clear of any and all violations of any law, rule or regulation of any federal, state, municipal or other agency or authority by reason of Subtenant’s actions or failures to fulfill any of its obligations under this Prime Lease and/or this Sublease (“Violations”). Subtenant shall indemnify Tenant against any and all loss, expense, damage, costs or attorneys’ fees arising out of Violations occurring any time on or after the date of this Sublease. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not automatically terminate any sub-subleases or sub-subtenancies or other agreements by which Subtenant has granted rights to third parties to all or any part of the Leased Premises, but shall, at the option of Tenant, either (1) terminate all or any existing sub-subleases or sub-subtenancies or such other agreements, or (2) operate as an assignment to Tenant of any or all such sub-subleases or sub-subtenancies or such other agreements.

7.            Holding Over. If Subtenant remains in possession of the Leased Premises after termination of the Prime Lease and/or this Sublease, such occupancy shall constitute a tenancy at sufferance, and Subtenant shall be obligated to pay 125% of the Sublease Payments as specified in Section 4 of this Sublease and Subtenant shall be liable to Tenant for any and all claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred by Tenant and arising out of Subtenant’s failure to timely surrender the Leased Premises in accordance with the requirements of the Prime Lease and/or this Sublease, including, without limitation those incurred by Tenant arising under the Prime Lease.

8.            Default. Subtenant shall be subject to the same default provisions as specified in the Prime Lease as if it were the tenant thereunder, and Tenant shall have all the remedies specified therein, as if it were master Landlord, including, without limitation, the right to terminate the Sublease and right to perform Subtenant’s obligations under this Sublease at Subtenant’s cost. Notwithstanding the foregoing, Subtenant shall only be entitled to one-half (½) of the cure period for a default, if any, provided for under the Prime Lease.

9.            Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

10.          Governing Law. This Sublease shall be construed in accordance with the laws of the State of Illinois.

11.          Landlord’s Consent. The Prime Lease requires the prior written consent of Landlord to any subletting of the Premises. The effectiveness of this Sublease is expressly conditioned upon Landlord’s written consent to this Sublease. Tenant agrees to use its best efforts to obtain such consent. If Landlord’s consent cannot be obtained, this Sublease shall be null and void and neither party shall have any further obligations to the other arising out of it.

12.           Incorporation of Prime Lease. This Sublease is subject to all of the terms of the Prime Lease with the same force and effect as if each provision of the Prime Lease were included in this Sublease, except as otherwise provided in this Sublease. All of the obligations of Tenant under the Prime Lease shall be binding upon Subtenant. All of the obligations of Landlord under the Prime Lease shall inure to the benefit of Subtenant. It is the intent of the parties that, except as otherwise provided in this Sublease, the relationship between Tenant and Subtenant shall be governed by the various provisions of the Prime Lease as if those provisions were included in this Sublease in full, except that the terms “Landlord,” “Tenant” and “Lease” as used in the Prime Lease, shall instead refer to, respectively, “Tenant,” “Subtenant” and “Sublease.”

13.           Subtenant Indemnity. Except to the extent due to the negligence or willful misconduct of Tenant or its agents, Subtenant shall protect, indemnify and save and hold Tenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Tenant by reason of or arising out of (I) any accident, death, injury or damage which shall happen in, on, or in connection with, the Leased Premises or any part thereof on or after date of the Sublease, or arising out of the condition, occupancy, maintenance, alteration, repair, use, or operation of the Leased Premises or any part thereof on or after the date of the Sublease, (ii) any event of default under the Prime Lease or this Sublease on Subtenant’s part, including without limitation the release by Subtenant or its Agents of any hazardous materials at, on, within, under, about or from the Leased Premises, or in the soil, groundwater or soil vapor on or under the Leased Premises, or elsewhere in connection with the transportation of hazardous materials to or from the Leased Premises in violation of any environmental laws, or (iii) failure by Subtenant to vacate the Leased Premises and surrender the Leased Premises in the condition required under this Prime Lease and/or this Sublease on or before the expiration of the term of either or earlier termination of this Sublease.

14.           Severability. Any term or provision of this Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Sublease or affecting the validity or enforceability of any of the terms or provisions of this Sublease in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

TENANT:

PlantX Midwest Inc.

By:
Title:

SUBTENANT:

Veg House Illinois Inc.

By:
Title:

LANDLORD:

Montrose And Clarendon, LLC

By:
Title:

Exhibit C

Plainfield Sublease Agreement

(See Attachment)

7

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) is made effective as of___________, 2023, by and between PlantX Midwest Inc. (the “Tenant”), and Veg House Illinois Inc. (the “Subtenant”) in relation to that certain Lease Agreement dated February 10, 2016, by and between Rezin Family Investments LLC as Assignee of 912 LLC (the “Landlord”) and third-party Peter Rubi, LLC (the “Original Tenant”) (the “Prime Lease”).

BACKGROUND

WHEREAS Landlord and Original Tenant entered into the Prime Lease for the purpose of operating certain businesses on the Leased Premises located at 15412 S. IL Route 59, Unit 100-108 known as Plainfield Plaza, more fully described in the Prime Lease; and

WHEREAS Tenant is in the process of restructuring its business operations such that continued business on the Leased Premises will be conducted through Tenant’s subsidiary, the Subtenant herein; and

Tenant now desires to sublet the Leased Premises to Subtenant and Subtenant desires to sublet the Leased Premises from Tenant.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Premises. Tenant, in consideration of the sublease payments provided in this Agreement, sublets to Subtenant approximately 5000 square feet (including the "store" and "back office" as set forth in the Prime Lease, located at 15412 S. IL Route 59, Unit 100-108, Plainfield, Illinois 60544, as more fully described in the Prime Lease (the "Leased Premises"). A true and correct copy of the Prime Lease, as amended from time to time, is attached hereto as Exhibit A and is incorporated herein by this reference.

2.        Term and Possession. The term of this Sublease will begin on ___________, 2023 and unless terminated sooner pursuant to the terms of the Prime Lease or this Sublease, it will continue for the remainder of the term provided in the Prime Lease, which terminates November 30, 2026. Subtenant's tenancy will terminate on November 30, 2026, unless Landlord and Subtenant sign another written agreement prior to the end of tenancy providing for an additional period of tenancy. Subtenant is not responsible for finding a replacement upon the termination of its tenancy.

3.       Delivery Condition. Subtenant acknowledges that it takes possession of the Leased Premises in its “as is” condition, and further acknowledges that Tenant has made no representations or warranties of any kind or nature, whether express or implied, with respect to the Leased Premises, nor has Tenant agreed to undertake or perform any modifications, alterations, or improvements to the Leased Premises which would inure to Subtenant’s benefit.

4.         Sublease Payment. Subtenant shall pay to Tenant all funds otherwise due from Tenant to Landlord under the Prime Lease, including but not limited to all amounts designated as Rent in Section 6, Additional Rent in Section 8 and Utilities in Section 9, plus an additional amount equal to ten (10%) percent of such amounts (collectively, the “Sublease Payments”). The Sublease Payments are due in advance on the first day of each month and will be paid at a location and in a form in accordance with Tenant’s instructions to Subtenant.

5.        Notice. Notices under this Sublease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows to every interested party:

TENANT:

PlantX Midwest Inc.

6800 Indian Creek Dr.

Suite 101

Miami Beach, FL 33141

Attn: Chief Executive Officer

SUBTENANT:

Veg House Illinois Inc.

6800 Indian Creek Dr.

Suite 101

Miami Beach, FL 33141

Attn: Chief Executive Officer

LANDLORD:

Rezin Family Investments LLC

5395 Crescent Green Ct.

Morris, Illinois 60450

Such addresses may be changed from time to time by any party by providing notice to the other interested parties as described above.

6.        Surrender. Subtenant shall, on or before termination of the Prime Lease and/or this Sublease, remove all personal property, furniture, trade fixtures and other equipment, provided that the removal of the same does not adversely affect the Lease Premises or is not prohibited by the Prime Lease, and that Subtenant promptly repairs any damage to the Leased Premises caused by such removal pursuant to the requirements of the Prime Lease. In the event that Subtenant fails to remove any such items as required by this section, all such items remaining on the Leased Premises after termination shall be deemed abandoned and Tenant may dispose of such items as it sees fit, without liability to Subtenant. Subtenant shall also be responsible for the removal, on or before termination, of all alterations as required under the Prime Lease installed by Subtenant pursuant to this Sublease and shall be responsible for any associated repair or restoration of the Leased Premises required under the Prime Lease. In all other respects, Subtenant shall deliver the Leased Premises broom clean, in its condition as of the date of this Sublease reasonable wear and tear and casualty excepted. In no event shall Subtenant remove any of the plumbing, electrical, data lines, and HVAC system(s), except as otherwise required pursuant to this section 4.2. Subtenant shall vacate and deliver possession of the Leased Premises free of all liens, charges or encumbrances resulting from any act or omission on Subtenant’s part, and free and clear of any and all violations of any law, rule or regulation of any federal, state, municipal or other agency or authority by reason of Subtenant’s actions or failures to fulfill any of its obligations under this Prime Lease and/or this Sublease (“Violations”). Subtenant shall indemnify Tenant against any and all loss, expense, damage, costs or attorneys’ fees arising out of Violations occurring any time on or after the date of this Sublease. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not automatically terminate any sub-subleases or sub-subtenancies or other agreements by which Subtenant has granted rights to third parties to all or any part of the Leased Premises, but shall, at the option of Tenant, either (1) terminate all or any existing sub-subleases or sub-subtenancies or such other agreements, or (2) operate as an assignment to Tenant of any or all such sub-subleases or sub-subtenancies or such other agreements.

7.        Holding Over. If Subtenant remains in possession of the Leased Premises after termination of the Prime Lease and/or this Sublease, such occupancy shall constitute a tenancy at sufferance, and Subtenant shall be obligated to pay 125% of the Sublease Payments as specified in Section 4 of this Sublease and Subtenant shall be liable to Tenant for any and all claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred by Tenant and arising out of Subtenant’s failure to timely surrender the Leased Premises in accordance with the requirements of the Prime Lease and/or this Sublease, including, without limitation those incurred by Tenant arising under the Prime Lease.

8.         Default. Subtenant shall be subject to the same default provisions as specified in the Prime Lease as if it were the tenant thereunder, and Tenant shall have all the remedies specified therein, as if it were master Landlord, including, without limitation, the right to terminate the Sublease and right to perform Subtenant’s obligations under this Sublease at Subtenant’s cost. Notwithstanding the foregoing, Subtenant shall only be entitled to one-half (½) of the cure period for a default, if any, provided for under the Prime Lease.

9.          Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

10.        Governing Law. This Sublease shall be construed in accordance with the laws of the State of Illinois.

11.        Landlord’s Consent. The Prime Lease requires the prior written consent of Landlord to any subletting of the Premises. The effectiveness of this Sublease is expressly conditioned upon Landlord's written consent to this Sublease. Tenant agrees to use its best efforts to obtain such consent. If Landlord's consent cannot be obtained, this Sublease shall be null and void and neither party shall have any further obligations to the other arising out of it.

12.        Incorporation of Prime Lease. This Sublease is subject to all of the terms of the Prime Lease with the same force and effect as if each provision of the Prime Lease were included in this Sublease, except as otherwise provided in this Sublease. All of the obligations of Tenant under the Prime Lease shall be binding upon Subtenant. All of the obligations of Landlord under the Prime Lease shall inure to the benefit of Subtenant. It is the intent of the parties that, except as otherwise provided in this Sublease, the relationship between Tenant and Subtenant shall be governed by the various provisions of the Prime Lease as if those provisions were included in this Sublease in full, except that the terms "Landlord," "Tenant" and "Lease" as used in the Prime Lease, shall instead refer to, respectively, "Tenant," "Subtenant" and "Sublease."

13.        Subtenant Indemnity. Except to the extent due to the negligence or willful misconduct of Tenant or its agents, Subtenant shall protect, indemnify and save and hold Tenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Tenant by reason of or arising out of (I) any accident, death, injury or damage which shall happen in, on, or in connection with, the Leased Premises or any part thereof on or after date of the Sublease, or arising out of the condition, occupancy, maintenance, alteration, repair, use, or operation of the Leased Premises or any part thereof on or after the date of the Sublease, (ii) any event of default under the Prime Lease or this Sublease on Subtenant’s part, including without limitation the release by Subtenant or its Agents of any hazardous materials at, on, within, under, about or from the Leased Premises, or in the soil, groundwater or soil vapor on or under the Leased Premises, or elsewhere in connection with the transportation of hazardous materials to or from the Leased Premises in violation of any environmental laws, or (iii) failure by Subtenant to vacate the Leased Premises and surrender the Leased Premises in the condition required under this Prime Lease and/or this Sublease on or before the expiration of the term of either or earlier termination of this Sublease.

14.        Severability. Any term or provision of this Sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Sublease or affecting the validity or enforceability of any of the terms or provisions of this Sublease in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

TENANT:

PlantX Midwest Inc.

By:

Title:

SUBTENANT:

Veg House Illinois Inc.

By:

Title:

LANDLORD:

Rezin Family Investments, LLC

By:

Title:

Exhibit D

Chicago Leases

(See Attachment)

8

Lease Agreement

by and between

Montrose and Clarendon, LLC

A Delaware Limited Liability Company (“Landlord”)

and

Peter Rubi, LLC, an Illinois limited liability company (“Tenant”)

at the Northwest Corner of Montrose
and Clarendon Avenues

Chicago, Illinois

Dated: December 21, 2020

Table of Contents, Page 1

Section 9.3	Ownership Of Improvements	24
Section 9.4	Mechanic’s Liens	25
Article X Repairs, Maintenance, Landlord’s Access and Alterations		25
Section 10.1	Repairs By Landlord	25
Section 10.2	Alterations, Repairs, Maintenance and Displays By Tenant	25
Section 10.3	Inspections and Access By Landlord	27
Article XI Casualty		28
Section 11.1	Right to Terminate	28
Section 11.2	Landlord’s Duty to Reconstruct	29
Section 11.3	Tenant’s Duty to Repair and Restore	29
Section 11.4	Insurance Proceeds	29
Article XII Condemnation		29
Section 12.1	Taking of Premises	29
Section 12.2	Taking of Shopping Center	30
Section 12.3	Condemnation Award	33
Article XIII Intentionally Deleted		30
Article XIV Subordination and Attornment		30
Section 14.1	Subordination	30
Section 14.2	Mortgagee’s Unilateral Subordination	31
Section 14.3	Attornment	31
Section 14.4	Quiet Enjoyment	31
Section 14.5	Estoppel Certificate	31
Section 14.6	Landlord’s Right to Sell and Assign Rents.	31
Article XV Assignment and Subletting		32
Section 15.1	Landlord’s Consent Required	32
Section 15.2	Right To Terminate and Recapture	33
Article XVI Default and Remedies		33
Section 16.1	Default	33
Section 16.2	Remedies and Damages	34
Section 16.3	Assignment In Bankruptcy	36
Section 16.4	Legal Expenses	36
Section 16.5	Remedies Cumulative	36
Section 16.6	Waiver	36
Article XVII Environmental Provisions		37
Section 17.1	Defined Terms	37
Section 17.2	Tenant’s Covenants With Respect to Environmental Matters	37
Section 17.3	Indemnification	38
Section 17.4	Tenant Representations With Respect to Environmental Matters	38
Section 17.5	Liability Of Landlord	38
Article XVIII Miscellaneous Provisions		38
Section 18.1	Notices	38
Section 18.2	No Recordation	38
Section 18.3	Interest and Administrative Costs	39
Section 18.4	Successors and Assigns	39
Section 18.5	Limitation On Right of Recovery Against Landlord	39
Section 18.6	Relationship of the Parties	40
Section 18.7	Intentionally deleted	40
Section 18.8	Interpretation	40
Section 18.9	No Modification	40
Section 18.10	Severability	40
Section 18.11	Tenant Liability

Table of Contents, Page 2

Table of Contents, Page 3

Lease Agreement

This Lease Agreement (the “Lease”) is made as of the 21 day of December, 2020, by and between MONTROSE AND CLARENDON, LLC, a Delaware limited liability company (“Landlord”) and PETER RUBI, LLC, an Illinois limited liability company (“Tenant”).

Article I Definitions

Section 1.1        Definitions.

As used in this Lease, the following terms shall have the meanings set forth below.

A.       Term: The term of the Lease shall commence on the Commencement Date and expire on the Termination Date subject to earlier termination as provided for in this Lease or by the mutual agreement of both parties.

B.       Premises: The space marked “Premises” on the site plan attached as Exhibit A-1 attached hereto (the “Site Plan”) containing agreed upon Floor Space of 21,894 square feet (which includes the the areas marked “Main Floor,” “Mezzanine,” and “Dumpster Area” on page A-1 of the Site Plan, and an add-on factor for the areas marked “Common Corridor,” “Elevator Lobby,” and “Elevator Lobby 2nd Floor” on Page 1 of the Site Plan), and having and address 804 W. Montrose Avenue, Chicago, Illinois.

C.       Effective Date: The date indicated on the first page of this Lease.

D.       Commencement Date: The earlier of (1) one hundred fifty (150) days after the Permit Date (defined in Section 9.2(e)) or (2) the date on which Tenant opens any portion of the Premises to the public for business.

E.       Termination Date: The last day of the twelfth (12th) Lease Year, subject to extension and/or earlier termination as provided for in this Lease.

F.       Rent: The components of Rent are as follows: Minimum Rent and Additional Rent.

G.       Minimum Rent Schedule. Tenant shall pay Minimum Rent in the amounts indicated below for the periods indicated below, subject to adjustment as expressly set forth in this Lease.

Lease Year	Annual Rent	Monthly Rent
1*	$363,950.00	$30,329.17
2	$374,868.50	$31,239.04
3	$386,114.56	$32,176.21
4	$397,697.99	$33,141.50
5	$409,628.93	$34,135.74
6	$421,917.80	$35,159.82
7	$434,575.33	$36,214.61
8	$447,612.59	$37,301.05
9	$461,040.97	$38,420.08
10	$474,872.20	$39,572.68
11	$489,118.37	$40,759.86
12	$503,791.92	$41,982.66
First Extension Term (if exercised)
13	$518,905.67	$43,242.14
14	$534,472.85	$44,539.40
15	$550,507.03	$45,875.59
16	$567,022.24	$47,251.85
17	$584,032.91	$48,669.41
Second Extension Term (if exercised)
18	$601,553.90	$50,129.49
19	$619,600.51	$51,633.38
20	$638,188.53	$53,182.38
21	$657,334.18	$54,777.85
22	$677,054.21	$56,421.18

* So long as Tenant is not in default under this Lease and is open and operating in the Premises for the Permitted Use, then beginning on the Commencement Date and continuing until the 365th day thereafter, one-half of the Minimum Rent otherwise due will be abated (i.e., Minimum Rent during such 365 day period will be $181,975.00 ($15,164.58 per month), prorated for any partial calendar month.

Lease Agreement, Page 1

H.       Additional Rent: All sums and charges payable by Tenant to Landlord in addition to Minimum Rent shall be deemed to be “Additional Rent” under this Lease whether or not the same shall be designated as such. Additional Rent shall include, without limitation, Tax Rent (defined in Section 5.7), Utility Rent (defined in Section 71.(a), and all other sums and charges payable by Tenant to Landlord in addition to Minimum Rent. Landlord shall have the same remedies for Tenant’s failure to pay Additional Rent as for Tenant’s failure to pay Minimum Rent.

I.       Common Areas: All improvements, equipment, signs and areas (as the same may be enlarged, reduced, replaced, removed or otherwise altered by Landlord), from time to time made available by Landlord for the non-exclusive use or benefit of Landlord, Tenant and other tenants, occupants and users of the Retail Area, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, or any of them, which may include (but shall not be deemed a representation as to their availability) the sidewalks, parking areas, driveways, landscaped areas, serviceways, loading docks, roofs, stairs, ramps, elevators, escalators, public washrooms and other similar areas and improvements from time to time made available by Landlord for the non-exclusive use or benefit of Landlord, Tenant and other tenants, occupants and users of the Retail Area, all as Landlord shall, from time to time, deem appropriate (in its reasonable business judgment).

Lease Agreement, Page 2

J.       Concessionaire: Any person conducting any business in the Premises by, under or through Tenant under any sublease, concession or license from Tenant, or otherwise, whether or not the same was authorized under the provisions of this Lease.

K.       Floor Space: The number of square feet in the Premises as set forth in Section 1.1(b)) or in other space in the Mixed Use Project or Retail Area as determined by Landlord.

L.       Interest: The greater of (i) the rate per annum equal to two (2) percentage points above the rate of interest then most recently published by The Wall Street Journal as its “prime rate” or “base rate” or its equivalent, if another name is used (the “Prime Rate”), as the case may be; provided, however, if such rate is no longer published in The Wall Street Journal or is otherwise unavailable, this provision shall be equal to a substantially comparable index of short term loan interest rates charged by U.S. banks to corporate borrowers selected by the Landlord, or (ii) eight percent (8%) per annum. Interest shall be adjusted from time to time as of the day on which a change in such Prime Rate occurs. If accrual or payment of such interest should be unlawful, then Interest shall be computed at the maximum legal rate.

M.       Landlord Related Parties: Landlord, its principals, beneficiaries, partners, officers, directors, members, managers, agents, employees and any Mortgagee(s) (as defined in Section 14.1 below).

N.       Laws: All federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the State of Illinois, and decisions of federal courts applying the Laws of such state, at the time in question.

O.       Lease Year; Partial Lease Year: A Lease Year shall be a period of twelve (12) consecutive calendar months. The first Lease Year shall commence on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year, except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year.

P.       Managing Agent: The managing agent of the Premises as designated from time to time by Landlord. The Managing Agent of the Premises is currently Harlem Irving Companies. If Landlord elects to change the Managing Agent of the Mixed Use Project, Landlord will notify Tenant in writing of such change.

Q.       Owner: The person(s) or entity(ies) that hold(s) legal title (whether fee or leasehold) to the Mixed Use Project or the portion thereof in which the Premises are located. The terms “Owner” and “Landlord” have the same meaning for purposes of this Lease and may be used interchangeably.

R.       Permitted Use: The operation of a grocery store selling meat, seafood, produce, bakery items, delicatessen items, natural or health food, vitamins or supplements, flowers, natural cosmetics, natural health and beauty products, and if permitted by applicable laws, packaged wine, beer and spirits for off-Premises consumption, and for no other purpose.

Lease Agreement, Page 3

S.       Tenant Related Parties: Tenant, its assignees, Concessionaires, agents, officers, directors, members, managers, partners, contractors, employees or invitees.

U.       Trade Name: Peter Rubi,, and no other name, subject to the provisions of Section 4.1 below.

V.       Notice Address:

TO LANDLORD:

Montrose And Clarendon, LLC

c/o Harlem Irving Companies

4104 North Harlem Avenue

Norridge, IL 60706

With a copy to:

Montrose And Clarendon, LLC

PGIM Real Estate

7 Giralda Farms

Madison, New Jersey 07940

Attention: David J. Barra

Vice President, Asset Management

And if a notice of default, with a copy to:

Montrose And Clarendon, LLC

PGIM Real Estate

7 Giralda Farms

Madison, New Jersey 07940

Attention: Legal Department

RENT PAYMENT ADDRESS:

Montrose And Clarendon, LLC

c/o Harlem Irving Companies

4104 North Harlem Avenue

Norridge, IL 60706

TO TENANT:

Peter Rubi, LLC

15412 South Route 59

Plainfield, IL 60544

With a copy to:

Castle Law

1 Fairlane Drive

Joliet, Illinois 60435

Attention: Edward J. Jarot, Jr.

Lease Agreement, Page 4

W.       Mixed Use Project: That certain mixed use project known as 811 Uptown, as shown on the Site Plan, covering the real estate legally described on Exhibit A-2 attached hereto, which is located at the northwest corner of Montrose and Clarendon Avenues in Chicago, Illinois.

X.       Retail Area: The portion of the Mixed Use Project leased to or made available for lease to retail (including restaurant) tenants from time to time. The initial Retail Area is labeled “Retail Area” on the Page 2 Site Plan.

Section 1.2       Exhibits.

The exhibits listed in this Section 1.2 are attached to this Lease and are hereby incorporated in and made a part of this Lease.

Exhibit A-1	-	Site Plan
Exhibit A-2	-	Legal Description of Mixed Use Project
Exhibit B	-	Rules and Regulations
Exhibit C	-	Commencement Date Agreement

Article II Premises and the Shopping Center

Section 2.1       Demise.

Landlord, in consideration of the Rent to be paid and the other conditions and covenants to be satisfied and performed by Tenant, demises and leases to Tenant, and Tenant leases and takes from Landlord, the Premises, upon the terms and conditions of this Lease; provided, however, that in addition to other rights provided to or reserved by Landlord in this Lease or otherwise, Landlord shall have (i) the exclusive right to use both the exterior faces of the exterior walls of the Premises and, subject only to Tenant’s rights and obligations under Section 4.5 below, the roof of the Premises, and (ii) the right to install, maintain, use, repair and replace pipes, ducts, cables, conduits, vents, utility lines and wires to, in, through, above and below the Premises as and to the extent that Landlord may from time to time deem appropriate (in its reasonable business judgment) for the proper operation and maintenance of the Mixed Use Project; and provided further that Tenant’s right to exclusive possession of the Premises shall be limited to the area marked “Main Floor” on Paget of the Site Plan (the “Main Floor Area”).

Section 2.2       Changes to Shopping Center.

The Site Plan sets forth the general layout of the Mixed Use Project (or the portion thereof in which the Premises are located) but is not, and shall not be deemed to be, a warranty, representation or agreement on the part of Landlord that all or any part of the Mixed Use Project is, will be, or will continue to be, configured as indicated on Site Plan. In addition to other rights provided to or reserved by Landlord under this Lease, Landlord hereby reserves the right, at any time and from time to time, to (i) make alterations or additions to, build additional stories on, and demolish or otherwise change, all or any part of any buildings or other improvements in or about the Mixed Use Project, and build other buildings or improvements in or about the Mixed Use Project; (ii) construct deck, roof-top or elevated parking facilities; and (iii) convey portions of the Mixed Use Project to others or withdraw portions from the Mixed Use Project. Tenant consents to the performance of all work deemed appropriate by Landlord to accomplish any of the foregoing, and any inconvenience caused thereby; provided, however, that Landlord agrees to use reasonable efforts to minimize interference with Tenant’s business in the Premises. The design and performance of such work shall be in the sole discretion of Landlord. None of the Landlord Related Parties shall be subject to any liability as a result of any change in the Mixed Use Project, nor shall the same entitle Tenant to any compensation or diminution of Rent, or entitle Tenant to terminate this Lease or constitute an actual or constructive eviction. Notwithstanding anything to the contrary contained in this Lease (subject to Section 2.3 below), Landlord shall not change the dimensions or location of the Premises without Tenant’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless Landlord is required to do any of the foregoing by reason of any Law or as a result of any cause beyond the reasonable control of Landlord, or pursuant to the provisions of Articles XI or XII below or unless such access is temporarily affected as a result of repairs, remodeling, redevelopment, renovation or other construction to the Mixed Use Project.

Lease Agreement, Page 5

Article III Term

Section 3.1       Term.

The Term shall commence at 12:00 A.M. on the Commencement Date and shall end at the end of Minimum Center Hours (as defined in Section 4.3 below) on the Termination Date unless the Term is earlier terminated in accordance with the terms and provisions of this Lease. Tenant shall, upon request by Landlord, confirm the Commencement Date in writing. Upon Landlord’s request, Tenant shall execute and deliver a Commencement Date Agreement to Landlord specifying the Commencement Date in the form attached hereto as Exhibit C.

Section 3.2       Surrender of Premises.

On the Termination Date (whether by lapse of time or otherwise), Tenant shall quit and surrender the Premises in accordance with the terms of this Lease and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall leave the Premises in broom clean condition and shall also deliver all keys for the Premises as specified by Landlord, and inform Landlord of all combinations on locks, safes and any vaults in the Premises.

Section 3.3       Holding Over.

(a)	This Lease shall terminate on the Termination Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Tenant’s occupancy subsequent to the Termination Date, whether or not with the consent of Landlord, shall be deemed to be that of a tenancy at sufferance, subject to all the terms, covenants, and conditions of this Lease, except that for each day Tenant holds over the Minimum Rent shall be two (2) times the Minimum Rent (the “Holdover Rent”). No extension or renewal of this Lease shall be deemed to have occurred by any holding over.

(b)	In addition to paying to Landlord the Holdover Rent, if Tenant fails to surrender the Premises to Landlord on the Termination Date as required by this Lease, Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold the Landlord Related Parties harmless from and against all loss, liability, damages and expense (including, without limitation, attorneys’ fees) sustained or incurred by any of the Landlord Related Parties on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises.

Section 3.4       Option to Extend.

Landlord grants to Tenant the right, privilege and option to extend the Term for two (2) periods of five (5) years each (each such period an “Extension Term”) on the same terms and conditions as in this Lease, and the Minimum Rent for each Extension Term shall be as set forth in Section 1.1.G. In order to exercise an option for an Extension Term, Tenant must give Landlord notice of such exercise not less than fifteen (15) full months prior to the expiration of the then applicable Term, and Tenant shall not be in default at the time of such exercise and as of the day immediately preceding the first day of the applicable Extension Term. If Tenant fails timely to deliver such written notice, Tenant’s option to extend shall terminate, in which event this Lease shall expire as of the end of the then applicable Term. If Tenant delivers a defective notice or attempts to exercise while in default, Tenant’s option to extend shall, at Landlord’s option, be thereby rendered null and void. The right to extend the Term for an applicable Extension Term shall be personal to solely Tenant, and shall terminate (if previously exercised) and become null and void (if not yet exercised) upon the earlier to occur of the assignment of this Lease by Tenant or the sublease by Tenant of the Premises, or any portion thereof.

Lease Agreement, Page 6

Article IV Use and Operation of the Premises

Section 4.1       Use and Trade Name.

(a)	Tenant shall use the Premises solely for the Permitted Use (and Tenant shall use the Premises for all of the purposes specified in the Permitted Use), and for no other purpose, and shall operate its business on the Premises solely under the Trade Name and under no other name; provided, however, that Tenant may only operate its business in the Main Floor Area, and may only use other parts of the Premises for their intended purposes, as determined by Landlord. All articles and the arrangement, style, color and general appearance thereof shall be in keeping with the character and standards of the Mixed Use Project, as determined by Landlord.

(b)	Without limitation of other provisions in this Lease, Tenant represents and warrants that the Permitted Use does not violate any existing Laws, including without limitation the zoning and other ordinances of the City of Chicago; and without limitation thereof, Tenant, at its expense, shall comply and cause the Premises to comply promptly with all applicable Laws including without limitation those pertaining to (a) the improvements constructed by Tenant in the Premises and the plans therefor in respect of the Permitted Use; and (b) Tenant’s specific business operations in the Premises, whether or not such plans, construction or operations are expressly set forth in this Lease or otherwise authorized or approved by Landlord.

Section 4.2       Continuous Operation by Tenant.

(a)	Tenant shall (i) carry at all times in the Main Floor Area a full stock of merchandise; (ii) employ such clerks, salesperson and others as shall be sufficient for the service and convenience of customers; and (iii) conduct its business in the Premises at all times in a first-class manner consistent with reputable business standards and practices and operate the entire Main Floor Area for the Permitted Use continuously and uninterruptedly during all of the hours set forth below, during the entire Term in accordance with the terms of this Lease.

(b)	If Tenant violates any provision of this Section 4.2, then Landlord shall have, in addition to all remedies in this Lease provided, the right to collect upon demand, in addition to the other Rent payable under this Lease, liquidated damages in an amount equal to twice the Rent per day for each and every day that such violation exists. The payment of such Additional Rent shall not relieve Tenant of any of its obligations under this Lease. Furthermore, if Tenant violates any provision of this Section 4.2, and such violation continues for thirty (30) days, Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Premises upon thirty (30) days notice to Tenant. If Landlord terminates this Lease pursuant to this Section 4.2(b), then Tenant will pay to Landlord, within thirty (30) days after the date of such termination, an amount equal to (i) the unamortized balance (amortized on a straight-line basis over the initial Term with an eight percent (8%) rate of interest, compounded monthly) of the entire amount of the Allowance that has been disbursed by Landlord (whether disbursed before or after the Effective Date), the Broker’s Commission, and the amount of Minimum Rent abated pursuant to Section 1.1(G) above, plus (ii) an amount equal to six months’ Minimum Rent and Tax Rent, each in the amount payable in the last full calendar month before the termination of the Lease.

Lease Agreement, Page 7

Section 4.3       Store Hours.

Tenant shall conduct its business in the Premises during the hours of 9:00 AM to 5:00 PM every day during the Term (referred to as “Minimum Center Hours”), plus such additional hours as Tenant may elect to open, but not earlier than 5:00 AM or later than 10:00 PM on any day. Tenant will notify Landlord of its initial operating hours and of any change to its operating hours at least five (5) days before any such change takes effect. All display windows in the Premises shall be well lighted during the period the Retail Area is open each day until one half hour after the Retail Area is closed. In the event the Premises are not open for business to the public on any day or days required by the terms of this Lease to be so open, Tenant shall pay to Landlord on demand an amount equal to $1,000.00 for each such day that Tenant’s store is not open, which sum shall be Additional Rent hereunder and not a penalty and shall not be credited against or be in lieu of Rent otherwise payable by Tenant under the provisions of this Lease. In the event Tenant fails to open its store in the Premises at or before the time required hereby or closes such store before the closing time provided for herein, except for reasons beyond the reasonable control of Tenant, Tenant shall pay to Landlord on demand as Additional Rent, and not as a penalty, the sum of $100.00 per hour. Such sum shall not be credited against or be in lieu of Rent otherwise payable by Tenant under the provisions of this Lease.

Section 4.4       Signs and Advertising.

Tenant shall not place or permit to be placed on the exterior of the Premises or the door, window or roof, within any display window space or within five (5) feet behind the entry to the Premises, any sign, decoration, lettering or advertising matter without Landlord’s prior written approval, except that (a) to the extent permitted by applicable laws and ordinances (and Landlord makes no representations to Tenant in this regard), Tenant may place “A-Frame” signs in the area marked “A-Frame Signs Permitted” on Page 5 of the Site Plan during hours that Tenant is open for business from the Premises (provided that such signs are professionally made and in good taste, and are in compliance with all applicable laws and ordinances (and Tenant will pay any fines or penalties imposed by governmental authorities related to such signage, as Additional Rent) and (b) Tenant may utilize such material within the Premises on a temporary basis (collectively, the “Temporary Signs”) to advertise special sales or promotional events without Landlord’s approval provided that such Temporary Signs are professionally made, in good taste and not taped to any window of the Premises. Tenant shall submit to Landlord reasonably detailed drawings of its proposed exterior signs for review and approval by Landlord prior to utilizing same. All exterior signs, awnings, canopies, decorations, lettering, advertising matter or other items used by Tenant shall conform to the standards of design, motif, and decor from time to time established by Landlord for the Mixed Use Project and shall be insured and maintained at all times by Tenant, at its sole cost and expense, in good condition, operating order and repair. Flashing signs are prohibited. Tenant shall install signage as reasonably approved by Landlord, and in accordance with Laws, the terms and conditions of the Design and Signage Criteria Manual for The Harlem Irving Companies Managed Properties dated January 26, 2018 (a copy of which Tenant acknowledges having received), and plans and specifications therefor that are hereafter approved by Landlord. Tenant shall also install professionally lettered name signs on its service doors as reasonably approved by Landlord. Landlord shall have the right, after twenty-four (24) hours prior written notice to Tenant and without any liability for damage to the Premises reasonably caused thereby, to remove any items displayed or affixed in or to the Premises which Landlord determines to be in violation of the provisions of this Section 4.4. If any damage is done to Tenant’s signs, Tenant shall commence to repair same within five (5) days after such damage occurs, and upon Tenant’s failure to commence the repair work within said five (5) day period and to diligently prosecute the same to completion, Landlord may, after notice to Tenant, repair such damage and Tenant shall pay Landlord, as Additional Rent upon demand, Landlord’s costs and expenses in connection therewith.

Lease Agreement, Page 8

Section 4.5       Tenant’s Use of Roof.

No radio, satellite or television aerial or dish or other device shall be erected on the roof or exterior walls of the Premises or the building in which the Premises are located without first obtaining Landlord’s written consent. Any roof or other exterior penetrations (hereinafter in this Section 4.5 referred to collectively as “roof penetrations”) which shall be required to be made pursuant to plans and specifications approved by Landlord shall be made only with Landlord’s prior written consent and by a contractor designated or approved by Landlord, and Tenant shall, at its expense, promptly repair, utilizing a contractor designated or approved by Landlord, any damage or wear to the roof resulting in whole or in part from the use described in this Section 4.5. No roof penetration shall violate or result in a violation of any applicable roof warranty and if any roof penetration made by or on behalf Tenant causes any such warranty to be violated or voided Tenant shall, at its sole cost and expense, take all steps necessary to repair the roof and to restore or reinstate such roof warranty. Landlord, at Landlord’s expense, may relocate Tenant’s equipment at any time. Any roof penetration performed without Landlord’s consent or performed by a contractor not approved by Landlord shall constitute a default by Tenant under this Lease, and from and after the date of any such unpermitted roof penetration, in addition to all other remedies available under this Lease or provided at law or in equity, Tenant shall at all times, at its own cost and expense, maintain the roof in good order, condition and repair and make all necessary replacements and repairs to the roof.

Section 4.6       Retail Restriction Limit.

Tenant covenants and agrees that during the period commencing as of the date hereof and continuing through and including the Termination Date, neither Tenant nor any guarantor of this Lease (and if Tenant or such guarantor is a corporation, partnership or limited liability company, its respective officers, directors, stockholders, members, managers, affiliates or partners) shall directly or indirectly, own, operate, manage or have any interest in any other store or business similar to or in competition with the use for which the Premises are let (including, without limitation, any concession or department operated within another store or business), within a radius of two (2) miles of the Mixed Use Project. This covenant, however, shall be inapplicable to any store or business of Tenant in operation on the date of this Lease, provided that Tenant has heretofore disclosed the existence of such store or business in writing to Landlord and provided further that the nature and character of such existing store or business remains the same and such store is continuously operated at the same location. If the covenant contained in this Section 4.6 is breached, Landlord may, at its option, in addition to all of its other rights and remedies set forth in this Lease, require Tenant to pay an amount equal to 200% of the sum of the Minimum Rent due for the time period during which such breach occurred or is occurring (on a per month basis without reduction of partial months).

Lease Agreement, Page 9

Section 4.7       Parking.

During the Term and subject to the other terms and provisions of this Lease, Landlord grants to Tenant the non-exclusive right and license to permit its customers (but not its employees, owners, officers, managers, concessionaires, or contractors) to use, on a first come first serve non-exclusive basis, during hours that Tenant is open for business in the Premises (and at no other times), the seventy-five (75) parking spaces numbered 1 to 75 on Pages 3 and 4 of the Site Plan (or such other seventy-five (75) that Landlord may designate from to time in the area marked “Commercial/Retail 1st Floor Parking” and “Commercial/Retail 2nd Floor Parking” on Pages 3 and 4 of the Site Plan (the “Retail Parking Area”) while shopping in the Premises. Landlord may change the location and configuration of the Retail Parking Area and the location of seventy-five (75) numbered parking spaces at any time. Landlord shall have no obligation to police the use of the parking spaces in the Retail Parking Area or to prevent the unauthorized use of the parking spaces. Tenant’s customers may not park in any area of the Mixed Use Project other than the seventy-five (75) numbered space in the Retail Parking Area marked on Pages 3 and 4 of the Site Plan. Tenant will cooperate with Landlord in enforcing these parking restrictions, which will include, if requested by Landlord, posting of signs in prominent locations of the Premises regarding permitted and prohibited parking areas. None of Tenant’s employees, owners, officers, managers, concessionaires, or contractors may park in the Retail Parking Area or in any other part of the Mixed Use Facility at any time. Tenant understands and agrees that Landlord may enforce the parking restrictions in this Section 4.7 in any manner permitted by applicable Laws, which may include booting and towing of vehicles. Without limiting the foregoing, if Tenant or its employees, owners, officers, managers, concessionaires, or contractors park vehicles in the Mixed Use Project at any time, Tenant shall pay to Landlord, as Additional Rent hereunder and not as a penalty, within five (5) days after receipt of Landlord’s statement therefor, the sum of $25.00 per day per vehicle thus parked.

Section 4.8       Deliveries and Employee Parking.

Tenant agrees that all receiving and delivery of merchandise, supplies, fixtures and equipment and all removal of merchandise, supplies, fixtures, equipment, trash and garbage shall be made only by way of the areas provided therefor by Landlord and in accordance with procedures and at the hours specified, from time-to-time, by Landlord.

Section 4.9       Fixturing and Maintenance.

(a)	Tenant shall, at its sole cost and expense, prior to opening the Premises for business, and at all times thereafter during the Term, provide the necessary exhaust fans and systems, ductwork and venting, as shown on the Final Plans, to ensure that all smoke, odors, vapors and steam are exhausted from the Premises and to control the spread of any odors to other tenants and occupants of the Project. Landlord shall not, by its approval of the location, construction or appearance of any of Tenant’s exhaust system or facilities in the Premises with respect to the Final Plans, be deemed to have represented that such systems are adequate or that the same comply with any applicable Laws, nor shall such approval be deemed a waiver by Landlord of the right to require that Tenant (at its sole cost and expense) modify such systems or facilities or add other or additional such systems or facilities (such as a precipitator, scrubber or other odor control device), in order to prevent the discharge of smoke, odors, vapors and steam into the Building or any part of the Project leased to others or to avoid such smoke, odors, vapors and steam being directed to or carried to the Building or any part of the Project leased to others. Tenant agrees to and shall indemnify, defend, and hold Landlord harmless from and against all liability, loss, damage, costs, reasonable attorneys’ fees, and all other expenses resulting from or arising out of any nuisance or claim of nuisance as a result of odors associated with the operating of Tenant’s Permitted Use. Tenant’s exhaust or venting systems shall include fire prevention and/or extinguishment facilities or systems as may be reasonably necessary in Tenant’s commercially reasonable judgment and/or which are required by governmental authorities. This requirement shall be in addition to any sprinkler or other fire protection facilities installed in the Premises. Tenant shall regularly and adequately cause the cleaning of all exhaust and venting systems serving the Premises. In the event that Tenant shall refuse or fail to clean such systems or to arrange for the cleaning of such systems, then after thirty (30) days of Tenant’s receipt of written notice by Landlord, if Tenant has not cured the same, Landlord may arrange for the cleaning thereof, to be conducted prior to or after Tenant’s normal business operating hours, and Tenant shall pay the reasonable cost thereof plus an administrative charge equal to fifteen percent (15%). Landlord’s performance of such cleaning and degreasing work on behalf of Tenant pursuant to the foregoing shall not release Tenant of its obligations of this Section, nor shall the same be deemed to be a waiver of default for any Tenant failure to perform same.

Lease Agreement, Page 10

(b)	Tenant shall, at its sole cost and expense, engage professional exterminators and cleaning services to service the Premises at such frequency and to the extent necessary to keep the Premises free of insects, rodents, vermin and other pests and noxious odors. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is causing such extermination and cleaning services to be regularly performed. In the event that Tenant shall refuse or fail to have such extermination and cleaning services to be regularly performed, then after thirty (30) days of Tenant’s receipt of written notice by Landlord, if Tenant has not cured the same, Landlord may arrange for such work to be done, and Tenant shall pay the reasonable cost thereof plus an administrative charge equal to fifteen percent (15%). Landlord’s arranging for such extermination and cleaning services on behalf of Tenant pursuant to the foregoing shall not release Tenant of its obligations of this Section, nor shall the same be deemed to be a waiver of default for any Tenant failure to perform same.

(c)	Tenant shall, at its sole cost and expense, prior to opening the Premises for business, and at all times thereafter during the Term, maintain the necessary facilities for the removal of all waste and odors from the Premises in compliance with all applicable Laws and any governmental authorities having jurisdiction of the Premises. Landlord shall not, by its approval of the Final Plans or the Permitted Use, be deemed to have represented that such plans and facilities are adequate or that the said facilities and the Permitted Use complies with any applicable Laws, nor shall such approval, or the Permitted Use, be deemed a waiver by Landlord of the right to require that Tenant modify such facilities if so required or ordered by the applicable governmental authority.

Section 4.10       Americans With Disabilities Act.

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same maybe amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. Tenant has or shall prepare(d) or review(ed) the plans and specifications for the Initial Improvements and has or shall independently determine(d) that such plans and specifications are in conformance with the ADA. Tenant further acknowledges and agrees that to the extent that Landlord reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, Tenant shall perform and shall be responsible for the cost of, any so-called Title III “path of travel” requirements within the Premises triggered solely by any of Initial Improvements, construction activities or alterations in the Premises, and for all Title III compliance in the Common Areas within the Project, provided that, Tenant shall reimburse Landlord for any costs associated with any compliance within the Common Areas required as a result of so-called Title III “path of travel” requirements or any other Title III requirements triggered solely by any of Initial Improvements, construction activities or alterations in the Premises. Except as set forth above or elsewhere in this Lease, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant within the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.

Lease Agreement, Page 11

Article V Rent

Section 5.1       Rent Payable.

(a)	Tenant shall pay the Rent payable under this Lease to Landlord, without prior demand therefor or any setoff or deduction whatsoever, at the times set forth in this Lease in lawful money of the United States, at the place designated from time to time by Landlord by notice given to Tenant. Tenant shall pay to Landlord the Minimum Rent provided in Section 1.1 in equal monthly installments, in advance, commencing on the Commencement Date and on the first day of each and every calendar month thereafter throughout the Term. If the Commencement Date is on other than the first day of a calendar month, Tenant shall, on the Commencement Date, pay a prorated portion of the Minimum Rent calculated based upon the actual number of days in such month. Unless another time shall be expressly provided for payment, all components of Rent other than Minimum Rent shall be due and payable on demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease. Tenant shall also pay to Landlord all applicable sales or other taxes which may be imposed on any item of Rent at the same time as such item of Rent is due and payable to Landlord. In addition to constituting a default under this Lease, if Tenant shall fail to make any payment of Rent when due, Tenant shall pay (i) a late charge of Five Hundred Dollars ($500.00), plus (ii) commencing on the fifth (5th) day after such default occurs and continuing for each additional day such default continues, Ten Dollars ($10.00) per day to reimburse Landlord for its additional administrative costs in processing such payment. Unless Landlord notifies Tenant otherwise, all Rent payments shall be made payable and sent to Landlord at the rent payment address set forth in Section l.1(v) above.

Lease Agreement, Page 12

(b)	Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or in any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

(c)	If Tenant pays any installment of Rent by check and such check is returned for insufficient funds or other reasons not the fault of Landlord, then Tenant shall pay Landlord, on demand, a processing fee of One Hundred Dollars ($100.00) per returned check plus all applicable late charges and if three (3) checks are returned for insufficient funds or other reasons not the fault of Landlord, all subsequent payments to Landlord by Tenant shall be either in a certified or cashier’s check.

Section 5.2       Intentionally Omitted.

Section 5.3       “Gross Sales” Defined.

The term “Gross Sales” shall mean: the total price charged for all goods, merchandise, tickets, trade-ins, beverages and food sold, leased or licensed, and all services or other operations or items sold or rendered at, in, on or from the Premises by Tenant or any Concessionaire, whether for cash or on a charge, credit, time basis or otherwise, without reserve or deduction for inability or failure to collect, including, but not limited to, the following: (i) orders originated or accepted by Tenant at the Premises but delivery or performance of which is made from or at any place other than the Premises, or vice versa (including internet and catalog sales); (ii) orders received or filled at the Premises made by mail, telephone, internet, catalog or other means; (iii) sales by means of mechanical and other vending machines in the Premises; (iv) all service, finance or interest charges imposed by Tenant on any type of account or note receivable, to the extent that the principal amount thereof consists of monies which were or should have been included in Gross Sales; and (v) all gross income received by Tenant from its operations in, at, on or from the Premises (including, without limitation, the type of transactions described above) which Tenant or any Concessionaire in the ordinary course of business would credit or attribute to its business upon the Premises and which are neither included in nor excluded from Gross Sales by the other provisions of this Lease, but without any duplication; and in all cases without deduction or allowance for cost of inventory, or other costs or expenses of purchasing, selling and transporting, or other costs or expenses related to overhead or franchise fees or taxes, except as specifically provided in Section 5.3(b) below.

Section 5.4       Statements of Gross Sales.

(a)	On or before the thirtieth (30th) day following each full or partial calendar quarter included in the Term, Tenant shall deliver to Landlord a written statement certified by Tenant’s president or chief financial officer setting forth the Gross Sales from the Premises as reported to the applicable governmental authority regarding taxes on Gross Sales with respect to such full or partial calendar year.

(b)	If Tenant shall fail to deliver any statement of Gross Sales when due, in addition to all of Landlord’s other rights and remedies hereunder, (i) Tenant shall pay to Landlord, as Additional Rent, an amount equal to Twenty-Five Dollars ($25.00) per day for each day such statement is overdue; and (ii) upon not less than three (3) days’ prior notice to Tenant, Landlord shall have the right to cause an audit of all books, records and bank accounts of Tenant and any Concessionaire pertaining to the business conducted in the Premises and to prepare the statements which Tenant has failed to deliver. The statement(s) prepared by Landlord shall be conclusive on Tenant, and Tenant shall promptly pay all expenses incurred in the preparation of such statement(s).

Lease Agreement, Page 13

Section 5.5       Records and Audits.

(a)	The business of Tenant and any Concessionaire upon the Premises shall be operated so that a duplicate dated sales slip, dated invoice, register receipt or similar evidence of payment, serially numbered, shall be issued with each transaction resulting in Gross Sales or exclusions therefrom. Tenant shall keep at the Premises or at the home or regional office of Tenant, a general ledger, sales receipts, sales records and other supporting documentation for at least three (3) years after the end of the period to which they pertain, and in any event if Landlord has given the notice described in Section 5.5(b) below. All such documentation shall disclose in detail all information required to permit Landlord to verify Tenant’s Gross Sales and conform to, and be in accordance with, generally accepted accounting principles consistently applied. If the documentation Tenant is required to maintain pursuant to this Section 5.5(a) is insufficient to permit Landlord to verify Gross Sales and exclusions therefrom, Tenant shall pay to Landlord, upon demand, the cost of any examination or audit performed pursuant to Section 5.5(b) below, including, without limitation, all reasonable travel expenses incurred by Landlord in conducting such examination and/or audit. If any audit is required or a controversy arises regarding Tenant’s payments of taxes on its Gross Sales, Tenant shall retain its books and records until such audit is terminated or controversy is resolved notwithstanding the expiration of the Term.

(b)	Landlord, its agents and employees shall have the right at any time during normal business hours after not less than five (5) days’ prior written notice to Tenant given within three (3) years after the end of any full or partial calendar year, to cause an examination or complete audit to be made of the documentation described in Section 5.5(a) and such other documentation, including, without limitation, bank accounts and sales tax returns as Landlord shall reasonably require. If any audit or examination shall disclose that any statement of Gross Sales understates Gross Sales for the reporting period by three percent (3%) or more, Tenant shall pay to Landlord as Additional Rent, upon demand, the cost of the audit or examination including, without limitation, all reasonable travel expenses incurred by Landlord in conducting such audit. Notwithstanding the foregoing, Landlord may only exercise the audit rights set forth in this Section 5.5(b) on or before the last day of the third Lease Year (provided that Landlord may continue and complete any audit for which a notice was timely given pursuant to this Section 5.5(b) before the last day of the third Lease Year.

Section 5.6       TAXES.

The term “Taxes” shall mean all federal, state, local governmental, special district and special service area taxes and assessments, exactions, impact fees and charges (including, without limitation, lease, rent or occupancy taxes) and other governmental charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind and nature (including interest thereon whenever the same may be payable in installments) which accrue during the Term of this Lease, and are levied, assessed or become a lien imposed upon the Mixed Use Project or any part thereof; provided, however, that “Taxes” shall not include any estate, inheritance or general income tax. As used herein, “Taxes” include real estate taxes, assessments, sewer rents, rates and charges, permit and license fees, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be assessed, accrue or become a lien against the Mixed Use Project or any portion thereof in any year during the Term of this Lease, and also shall include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Premises and any fine, penalty, interest or cost that may be added to the foregoing as a result of Tenant’s nonpayment of Landlord’s invoice therefor. There shall be included in Taxes all costs and expenses (including attorneys’ fees) incurred by Landlord in connection with any attempt, whether by appeal, litigation or negotiation, to reduce any Taxes or the assessed valuation of the Mixed Use Project or any portion thereof. Notwithstanding anything contained herein to the contrary, Tenant’s obligation hereunder to reimburse Landlord for payment of Taxes shall not include penalties imposed for late payment of Taxes.

Lease Agreement, Page 14

Section 5.7       Payment of Tax Rent.

Tenant’s proportionate share of Taxes (the “Tax Rent”) for each Tax Year (as hereinafter defined) shall be initially be 4.44%, and which shall be computed by multiplying (i) the amount of the Taxes by (ii) a fraction, the numerator of which shall be the number of square feet contained in Main Floor Area and the denominator of which shall be the Floor Space of the Mixed Use Project that is leased at the time of determination. The term “Tax Year” means each twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Mixed Use Project.

(a)	Tax Rent shall be paid by Tenant in equal monthly installments in such amounts as are from time to time estimated and billed by Landlord for each Tax Year during the Term, with the first installment being due on the Commencement Date and each succeeding installment being due on the first day of each calendar month thereafter. If at any time during a Tax Year (or after a Tax Year if the final amount of the Taxes has not been determined) it shall appear that Landlord has underestimated the Tax Rent for such Tax Year, Landlord may adjust the amount of the monthly installments of Tax Rent and bill Tenant for any deficiency which may have accrued during such Tax Year. After Landlord’s receipt of the final tax bills for each Tax Year, Landlord shall notify Tenant of the amount of Taxes for the Tax Year in question and the amount of the Tax Rent for such Tax Year. Any overpayment or deficiency in the Tax Rent for such Tax Year shall be adjusted between Landlord and Tenant as follows: Tenant shall pay Landlord or Landlord shall credit to Tenant’s account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days after the aforesaid notification to Tenant, the amount of any such excess or deficiency of Tax Rent paid or payable by Tenant. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

Section 5.8       Rent For a Partial Month.

For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay a prorated portion of each monthly installment of Rent, based upon the number of days in such month, for each day of such portion in advance at the beginning of such portion.

Section 5.9       Rent For a Partial Lease Year.

During any Partial Lease Year for each item of Rent which is calculated on an annual basis but payable in monthly installments (such as, but not limited to roof, sprinkler and HVAC charges), Tenant shall pay an amount equal to the product arrived at by multiplying the annual amount of such item of Rent payable for the first full Lease Year, in the case of a Partial Lease Year at the beginning of the Term, or for the last full Lease Year, in the case of a Partial Lease Year at the end of the Term, by a fraction, the numerator of which shall be the number of days in the Partial Lease Year and the denominator of which shall be three hundred sixty five (365).

Lease Agreement, Page 15

Section 5.10     Taxes on Tenant’s Personal Property.

If any such tax, excise on rents or other imposition, however described, is levied or assessed by any taxing authority on account of Tenant’s interest in this Lease, Landlord’s receivables, the Rent, Tenant’s inventory, the Leasehold Improvements, any Tenant Property, or if any other taxes are imposed upon this Lease, Tenant’s right to occupy the Premises, Tenant’s investment or business operation in the Premises (including, without limitation, any and all documentary stamps or similar taxes assessed upon this Lease or the consideration received by Landlord by reason of this Lease) (but not any estate, inheritance or general income tax of Landlord, for which Tenant will not be responsible), then Tenant shall be responsible therefor and shall pay the same before delinquency. If any taxing authority requires that any such tax or excise on rents or other imposition, however described, for which Tenant is responsible (other than the Taxes included in the calculation of the Tax Rent) be paid by Tenant, but collected by Landlord for and on behalf of such taxing authority and forwarded by the Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of Rent.

Article VI Common Areas

Section 6.1     Use of Common Areas.

During the Term, Tenant, its employees, agents and customers shall have a non-exclusive license, in common with Landlord and all others to or for whom Landlord has given or may hereafter give rights to use the Common Areas (as the same may exist from time to time) (which Common Areas will include the area covered by the add-on factor for the areas marked “Common Area Corridor,” “Elevator Lobby,” and “Elevator Lobby 2nd Floor” on Page 1 of the Site Plan, even though such area is defined in Section 1.1(B) as part of the Premises) but such license shall at all times be subject to the exclusive control and management by Landlord and such reasonable rules and regulations as Landlord may, from time to time, impose. As of the date of this Lease, the rules and regulations of the Mixed Use Project imposed by Landlord are those which are attached hereto as Exhibit B.

Section 6.2     Management and Operation of Common Areas.

Landlord shall operate, decorate, repair, equip, maintain and secure, or shall cause to be decorated, operated, repaired, equipped, maintained and secured, the Common Areas in a manner deemed by Landlord, in its reasonable business judgment, to be appropriate. In connection with the exercise of its rights under this Section 6.2, Landlord may: (i) utilize the Common Areas for promotions, exhibits, food facilities and any other use which Landlord, in its reasonable business judgment, deems appropriate for such Common Areas; (ii) erect, install, remove and lease, kiosks, planters, fountains, sculpture, temporary scaffolds and other aids to construction, and other improvements within the Common Areas; (iii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of any part of the Mixed Use Project; (iv) close temporarily all or any portion of the Common Areas; (v) grant individual tenants and others the right to conduct sales in the Common Areas; (vi) restrict parking by tenants and other occupants of the Mixed Use Project, their employees, agents, and concessionaires and the respective visitors and invitees of each; (vii) close all or any portion of the Mixed Use Project and in connection therewith, seal off all entrances to the Mixed Use Project or any portion thereof to such extent as may, in the sole opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public thereon; (viii) temporarily suspend any and all services, facilities and access by the public to all or any part of the Mixed Use Project on legal holidays or due to any event beyond the reasonable control of Landlord; and (ix) do and perform any other acts in and to said Common Areas as, in the exercise of good business judgment, Landlord shall deem advisable.

Lease Agreement, Page 16

Article VII Utilities

Section 7.1       Utility Charges.

(a)	Tenant shall pay all rents and charges for water, sewer, electricity, gas, heat, steam, hot and/or chilled water, air-conditioning, ventilating, telephone service and other utilities supplied to the Premises, however supplied (the “Utility Charges”), when the same become due and shall pay any fees associate with establishing such services in Tenant’s name. If any such utilities are not separately metered, then in addition to Tenant’s payments of separately metered charges, Tenant shall pay to Landlord, at Landlord’s option, either on the first day of each calendar month or within ten (10) days after receipt of a bill therefor, the following (“Utility Rent”): Tenant’s proportionate share of such Utility Charges which shall be calculated as follows: the Utility Charges for such utilities plus Landlord’s reasonable administrative costs shall be multiplied by a fraction, the numerator of which shall be the Floor Space of the Main Floor Areas and the denominator of which shall be the total Floor Space of tenants using such utilities. It is anticipated that Landlord, at Tenant’s cost, will install submeters for and in connection with the utility services furnished to the Premises (other than utilities related to the HVAC system serving the Premises, which Landlord anticipates will not be separately metered; but Landlord reserves the right to separately meter such utilities related to the HVAC, at Tenant’s cost)) and thereupon Landlord may collect all or any part of the Utility Charges (plus a 5% administrative fee) directly from Tenant provided that such Utility Charges shall not exceed the rates Tenant would be charged if billed directly by the local utility therefor for the same services. Landlord, in its sole discretion, shall have the right, at all times, to alter any and all utilities, and the equipment relating thereto, serving the Mixed Use Project or any portion thereof, provided such alteration by Landlord does not result in a diminution of the utility service to the Premises. Tenant shall execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

(b)	If Tenant shall require natural gas for the operation of Tenant’s business in the Premises, Tenant shall, at its own expense, arrange for such natural gas utility service from the local gas company in a manner approved by Landlord (which approval shall not be unreasonably withheld).

Section 7.2       Discontinuances and Interruptions of Service.

None of the Landlord Related Parties shall be liable to Tenant or any party claiming by, through or under Tenant in damages or otherwise for the quality, quantity, failure, unavailability, discontinuance or disruption of any utility service (including any discontinuance pursuant to the immediately succeeding sentence) and the same shall not (i) constitute a termination of this Lease; (ii) constitute an actual or constructive eviction of Tenant; or (iii) entitle Tenant to an abatement of Rent or other charges (except as specifically set forth herein). Landlord also reserves the right to discontinue, without notice to Tenant, any heating, ventilation, air-conditioning or other utility services furnished by Landlord at any time if Tenant fails to pay timely any Utility Charges due under this Lease. Notwithstanding the foregoing, if such disruption or interruption of service is due solely to Landlord’s negligence and said interruption of service shall continue for more than five (5) days after notice thereof from Tenant to Landlord and prohibits Tenant from operating its business in the Premises, Minimum Rent shall abate until the earlier of the date of restoration of service or the reopening of Tenant’s business in the Premises as Tenant’s sole and exclusive remedy.

Lease Agreement, Page 17

Article VIII Indemnity and Insurance

Section 8.1     Indemnity By Tenant.

Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, Tenant shall indemnify, defend and hold harmless the Landlord Related Parties against and from all losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees, which may be imposed upon, incurred by, or asserted against any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use or occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following occurring during the Term: (i) any work or thing done in, on or about the Premises or any part thereof by any of the Tenant Related Parties; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof; (iii) any act or omission of Tenant or any of the Tenant Related Parties (but as to Tenant’s invitees, only to the extent such act or omission occurs within the Premises); (iv) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant, on its part, must comply or perform; (vi) any representation and warranty of Tenant in this Lease shall be untrue in any respect; or (vii) any Transfer (as defined in Section 15.1) or proposed Transfer. In case any action or proceeding is brought against any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld.

Section 8.2     Landlord Not Responsible For Acts of Others.

Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of any of the Landlord Related Parties, none of the Landlord Related Parties shall be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant resulting from any accident or occurrence in, on or about the Premises or any other part of the Mixed Use Project, including, without limitation, claims for loss, theft or damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, of any utility, improvement, system or structure in the Mixed Use Project; (iv) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Mixed Use Project or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by operations in the construction of any private, public or quasi-public work; or (v) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Mixed Use Project as Tenant is herein given the right to use, at Tenant’s own risk.

Lease Agreement, Page 18

Section 8.3       Tenant’s Insurance.

At all times during the Term, commencing on the Effective Date, Tenant shall carry and maintain, at its sole cost and expense:

(a)	Commercial General Liability Insurance with a broad form comprehensive general liability endorsement applicable to the Premises and its appurtenances (and applicable to any storage space in the Mixed Use Project assigned to Tenant) providing, on an occurrence basis, a minimum combined single limit of Three Million Dollars ($3,000,000) and containing a contractual liability endorsement.

(b)	Plate glass insurance and all risks of physical loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s Property in the Premises, and all Leasehold Improvements installed in the Premises. Notwithstanding the foregoing, Tenant may self-insure for damage to or breakage of any plate glass in the Premises. If at any time this Lease is canceled or terminated by either party as herein permitted following any casualty loss which Tenant has self-insured in whole or in part (an “uninsured loss”) and Landlord would have been entitled to receive and retain the insurance proceeds payable because of such casualty if the uninsured loss had been covered by insurance, then Tenant shall promptly pay to Landlord an amount equal to the insurance proceeds that would have been payable to Landlord with respect to the uninsured loss if Tenant had carried insurance in the form and amount required by the terms of this Lease rather than self-insuring such loss.

(c)	Business interruption insurance covering periods of not less than one (1) year in the following amounts: (i) for the first Lease Year an amount equal to one and one-half (1-1/2) times the Minimum Rent and (ii) for the succeeding Lease Years or Partial Lease Years, in amounts not less than the Rent and Tenant’s other operating expenses for the preceding twelve (12) month period (the “Business Interruption Coverage”).

(d)	Whenever good business practice, in accordance with industry standards, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant’s use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant’s expense and provide Landlord with evidence thereof.

(e)	If alcoholic beverages are sold, used, delivered or stored on, in or from the Premises, Tenant shall maintain throughout the Term of this Lease at its expense, insurance with combined single limits of not less than Two Million Dollars ($2,000,000) covering any claims arising under applicable law relating to the manufacture, storage, sale, use or giving away of any alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, Tenant or the Premises. Such insurance shall be in such amounts as may be reasonably specified by Landlord. Nothing in this Section shall be construed to permit Tenant to sell, use deliver or store alcoholic beverages on, in or from the Premises unless such sale, use, delivery or storage is specifically permitted by Landlord pursuant to Section l.1(R) herein.

Section 8.4       Tenant’s Contractor’s Insurance.

Before any alterations, additions, improvements or construction are undertaken, Tenant shall carry and maintain, at its expense, or Tenant shall require the General Contractor and all Tenant Contractors (as such terms are defined in Article IX below), as well as any other contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker’s compensation insurance as required by the jurisdiction in which the Mixed Use Project is located, All Risk Builder’s Risk Insurance in the amount of the replacement cost of the Tenant Improvements and Commercial General Liability Insurance (including, without limitation, Contractor’s Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor’s Protective liability) written on an occurrence basis with a minimum combined single limit of Three Million Dollars ($3,000,000); such limit may be accomplished by means of an umbrella policy.

Lease Agreement, Page 19

Section 8.5     Policy Requirements.

Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to Sections 8.3 and 8.4 (all such insurance, as well as any other insurance carried by Tenant with regard to the Premises, shall be referred to as “Tenant’s Insurance”) shall at all times be a company with at least a Best’s rating of A/VIII and each such company shall be licensed and qualified to do business in the State in which the Premises are located. The form of such Tenant’s Insurance shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld). Tenant’s Insurance may be carried under a blanket policy covering the Premises and any other of Tenant’s locations. All policies evidencing Tenant’s Insurance (other than any worker’s compensation insurance) shall (i) specify Tenant and “Owner and its (or their) principals, beneficiaries, partners, officers, directors, employees, agents and Mortgagee” (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds, pursuant to the form of additional insured endorsement providing the broadest possible coverage for the additional insured, and (ii) contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant’s Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance coverage, a certificate of insurance of all policies evidencing Tenant’s Insurance and if Tenant fails to deliver any such certificate of insurance when due hereunder, in addition to all of Landlord’s other rights and remedies hereunder, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Twenty Five Dollars ($25.00) per day for each day that such certificate(s) are overdue. The limits of Tenant’s Insurance shall in no event limit Tenant’s liability under this Lease, at law or in equity. If Tenant fails to perform its obligations under this Article VIII, then Landlord may, but shall not be required to, perform any such obligations on behalf of Tenant and add the cost of the same as Additional Rent, payable on demand.

Section 8.6     Increase In Insurance Premiums.

Neither Tenant nor any of the other Tenant Related Parties shall do or fail to do anything which will (i) violate the terms of or increase the rate of, any of Landlord’s or any other tenant or occupant’s insurance policies; (ii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee; or (iii) contravene the rules, regulations and recommendations of Landlord’s insurance companies, the Fire Insurance Rating Organization or any similar body having jurisdiction over the Premises or the National Board of Fire Underwriters or any similar body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions. In the event of the occurrence of any of the events set forth in this Section 8.6, Tenant shall pay Landlord upon demand, as Additional Rent, the cost of the amount of any increase in any such insurance premium.

Lease Agreement, Page 20

Section 8.7       Waiver of Right of Recovery.

Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other and their respective Related Parties for any loss or damage that may occur to the Mixed Use Project or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective Related Parties, which loss or damage is covered by valid and collectible policies of insurance, to the extent that such loss or damage is recoverable under such insurance policies OR WOULD BE COVERED HAD LANDLORD AND TENANT MAINTAINED THE INSURANCE REQUIRED HEREUNDER. All insurance policies carried by either party with respect to the Mixed Use Project or the Premises, whether or not required to be carried by this Lease and if such policies can be so written and either do not result in additional premium or the other party agrees to pay upon demand any resulting additional premium, shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease or Tenant fails to carry any insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease, then all loss or damage to Tenant, its business, its property, the Premises or any additions or improvements thereto or contents thereof that would have been covered by such insurance had Tenant maintained it shall, for purposes of the waiver set forth in this Section 8.7, be deemed covered and recoverable by Tenant under valid and collectible policies of insurance.

Article IX Construction

Section 9.1       Condition Of Premises.

Tenant has: (i) inspected the Premises; (ii) accepted the Premises “AS IS” with no representation or warranty by or on behalf of Landlord as to the condition or suitability of the Premises or of the Mixed Use Project for Tenant’s proposed improvements thereto or use thereof; and (iii) except as otherwise expressly provided in this Lease, Landlord has no further obligation to repair the Premises or the Mixed Use Project. Tenant shall perform all duties and obligations imposed by this Lease including, without limitation, the obligation to pay all Utility Charges, but excepting its obligation to pay Minimum Rent and Tax Rent, all of which shall become due and payable commencing on the Commencement Date.

Section 9.2       Initial Improvements.

(a)	Content of Plans. Tenant has caused Camburas & Theodore, Ltd., an Illinois corporation (“the Architect”) to prepare plans and specifications titled Peter Rubi/804 W. Montrose Ave./Chicago, IL, dated 9/14/20, Project No. 20-61003 (the “Plans”). Tenant represents to Landlord that the Plans (i) describe work that when completed, will comply with applicable Laws, (ii) are sufficient to obtain a building permit, (iii) include required demolition, the furnishing and installation of a construction barricade and related graphics, new wall, floor and ceiling treatments and finishes, modifications to the electrical and lighting systems, new storefront and entrance doors, new internally illuminated storefront signage, and new store displays and interior fixturing and furnishing, together with all necessary modifications to the mechanical, plumbing, and electrical, and lighting systems, fire protection systems within the Premises and providing service to the Premises, as required by all applicable Laws or necessary to accommodate such improvements, and (iv) include complete sets of detailed architectural, mechanical, electrical, and plumbing working drawings.

Lease Agreement, Page 21

(b)	Landlord’s Approval of Plans. Landlord has approved the Plans. Notwithstanding anything to the contrary contained herein, such approval or any other approval by Landlord of any plans and specifications submitted by Tenant pursuant to this section or otherwise is not intended and shall not be deemed to constitute a representation, warranty or assurance of any kind that such plans and specifications and the Tenant Improvements shown thereon comply with applicable Laws or that the same are structurally sound and Tenant shall be solely responsible for causing such compliance and for the quality and structural integrity of any Tenant Improvements and Tenant acknowledges that it is not relying on any of the Landlord Related Parties for the same.

(c)	Selection of Contractor. “General Contractor” means Tower Commercial Construction or of for any reason such contractor is unable or unwilling to act as the general contractor for the Initial Improvements, a general contractor selected using the following process: Within five (5) days after written notice from Landlord, Tenant shall cause the Plans to be bid to three contractors approved by Landlord, and the results of said bids shall be furnished to Landlord within fifteen (15) days after the date that the Plans are bid. The contractor shall be jointly selected from such bids by Landlord and Tenant, but if the parties disagree, Landlord shall select the contractor. Following the Effective Date, Tenant will enter into a fixed fee construction contract, in form and substance approved by Landlord, with the General Contractor for performance of the Initial Improvements substantially in accordance with the Plans (the “Construction Contract”).

(d)	Governmental Approvals: Permit Date. No later than 30 days after the Effective Date (the “Permit Contingency Date”), Tenant shall obtain a building permit and any other permits and licenses to permit the construction of the Initial Improvements (collectively, the “Tenant Permits”). . Tenant shall notify Landlord in writing promptly upon receipt of the Tenant Permits (the “Permit Notice”), specifying the date that the Tenant Permits were received (or the date that the last Tenant Permit was received, if there is more than one) (the “Permit Date”). If the Permit Date does not occur on or before the Permit Contingency Date, then then Landlord shall have the right thereafter to terminate this Lease upon delivery of notice to Tenant prior to the date Tenant delivers the Permit Notice to Landlord. Without limiting the foregoing, Tenant shall secure all necessary licenses and permits for the construction of the Initial Improvements and the operation of the Premises in accordance with the Permitted Use, at Tenant’s sole cost. If any time, Tenant is not continuously and diligently pursuing the Tenant Permits as required by this subsection (d), Landlord may do so on Tenant’s behalf, and Tenant shall pay to Landlord, as rent, any costs or expenses incurred by Landlord.

(e)	Tenant to Perform Initial Improvements. Tenant shall cause the General Contractor to perform the work described in and contemplated by the Plans (the “Initial Improvements”) in a good and workmanlike manner, in accordance with the Construction Contract, the Plans, and applicable Laws. Furthermore, subject to Landlord’s obligation to pay the Allowance as set forth in subsection (h) below, Tenant will cause all of the Initial Improvements to be performed at Tenant’s sole cost and expense, and without interference with the construction or operation of Landlord or other present or anticipated occupants of the Mixed Use Project. During the construction of the Initial Improvements, the parties shall schedule job progress meetings frequently enough to permit regular monitoring of scheduling and status of the Initial Improvements. Tenant’s construction representative shall furnish Landlord’s construction representative reasonable prior notice of those meetings and shall require representatives of the General Contractor and all major subcontractors to attend. Promptly following completion of the Initial Improvements, Tenant shall deliver to Landlord a set of as-built drawings for the Premises and a copy of all warranties, guarantees, operating manuals, and information relating to the improvements, equipment, and systems in the Premises. Tenant shall cause all Initial Improvements to be substantially complete no later than one hundred fifty (150) days after the Permit Date.

Lease Agreement, Page 22

(f)	Change Orders. Tenant shall not make or permit changes to the Plans without Landlord’s consent. Tenant may request that Landlord approve changes to the Plans before or during construction (each a “Change Request”). Landlord shall grant or deny its consent to a Change Request within five (5) days after Landlord’s receipt of the Change Request accompanied by all information and drawings required by Landlord. Tenant shall pay for all redrawing and redrafting to the Plans whether or not Landlord approves a Change Request. Tenant shall also pay costs arising out of changes to the Plans, including costs of increased scope of work. Landlord may condition approval of a Change Request upon Tenant’s prepayment to Landlord of such costs.

(g)	Tenant Responsible for Costs. Subject to Landlord’s obligation to pay the Allowance as set forth in subsection (i) below, Tenant shall be responsible for and shall pay all costs incurred to perform the Initial Improvements or arising out of the Initial Improvements, including all amounts payable to the Architect and the General Contractor, all design fees and labor and material costs incurred in connection with the Initial Improvements, all licensing and permitting fees, and water, electric, and other utility costs All costs described in this paragraph constitute Additional Rent.

(h)	Allowance. Landlord shall pay directly to the Architect and General Contractor (draws to be disbursed in accordance with the terms of the Construction Contract), up to $3,426,121 (the “Allowance”) to be applied only toward design costs and hard costs of construction, excluding furniture, trade fixtures, equipment, and personal property (the “Construction Costs”), so long as, with respect to each such disbursal, Tenant is not in default of the Terms of this Lease, has paid the first month’s Rent, and has delivered all original final waivers (or partial waivers with respect to interim draws) of lien from all of the Architect, the General Contractor, and each Tenant Contractor, along with certifications to Landlord from the Architect and Tenant’s original sworn statements from Tenant and the General Contractor as Landlord may require in connection with such disbursal, and such other documents and instruments as Landlord may reasonably require. Tenant Contractor” means the General Contractor and each other contractor, subcontractor, engineer, architect, and space planner performing work in the Premises, and each of their subcontractors, laborers, and materialmen. Any amount of the Allowance that remains after payment of the Construction Costs shall be the property of Landlord. Tenant acknowledges that a portion of the Allowance has been disbursed by Landlord before the Effective Date, and that all such amounts disbursed before the Effective Date are deemed to be part of the Allowance. The remaining amount of the Allowance to be disbursed is approximately $3,296,121.

Lease Agreement, Page 23

(i)	Requirements Upon Completion of the Initial Improvements. Upon completion of the Initial Improvements, Tenant shall (i) notify Landlord in writing that the Initial Improvements is complete and ready for Landlord’s review, (ii) deliver to Landlord a copy of Tenant’s certificate of occupancy for the Premises, and (iii) provide lien waivers from each Tenant Contractor (or other documentation acceptable to Landlord that all bills have been paid). *

(j)	Landlord Inspection. Within ten (10) after the date that Tenant has satisfied all of the conditions set forth above, Landlord shall inspect the Initial Improvements and shall do one of the following: (i) confirm that the Initial Improvements is complete, (ii) notify Tenant that the Initial Improvements is not complete and provide Tenant with a list of the items that Tenant must complete, in which case Tenant shall complete such items and again notify Landlord in writing that the Initial Improvements is complete and ready for Landlord’s review, or (iii) if the Initial Improvements is substantially complete other than minor items that shall not interfere with Tenant’s use and occupancy of the Premises, prepare a punchlist (the “Punchlist”) of items that Tenant must complete before the Initial Improvements shall be considered complete, in which case Tenant shall complete such Punchlist items within thirty (30) days after the Punchlist is delivered to Tenant and again notify Landlord in writing that the Initial Improvements is complete and ready for Landlord’s review.

(k)	Tenant Contractors - Rules and Warranties. Tenant shall cause each Tenant Contractor to comply with all rules and regulations that Landlord adopts for the safety, care, operation, and cleanliness of worksites in the Project. Tenant shall cause each Tenant Contractor to warrant to Tenant and Landlord that its work shall be free from any defects in workmanship and materials for at least one year from the date of completion. Tenant shall cause all proposed and final plans to be submitted in both electronic and hard copy.

(1)	Construction Cost Reimbursement Obligation. In the event Tenant elects (or Landlord elects) to terminate this Lease prior to the end of the Term as permitted by and subject to the terms of this Lease, Tenant shall pay to Landlord, on or before the effective date of such termination (in addition to any other amounts due to Landlord as set forth in this Lease, but without duplication), the unamortized portion of the costs incurred by Landlord in connection with the Initial Improvements (the “Improvements Cost”), as if the Improvements Cost were fully amortized on a straight-line basis over the initial ten (10) year Term of the Lease.

Section 9.3       Ownership Of Improvements.

All present and future alterations, additions or improvements made in, on or to the Premises by either party, including, without limitation, all equipment and non-trade fixtures, light fixtures, roof-top air-conditioning units, pipes, ducts, conduits, plumbing, wiring, paneling, partitions, mezzanines, floors, floor and wall coverings, and similar items (the “Leasehold Improvements”) shall be deemed the property of Landlord and unless Landlord directs otherwise, shall remain upon and be surrendered with the Premises as part thereof in good order, condition and repair, ordinary wear and tear excepted, upon Tenant’s vacation or abandonment of the Premises. If Landlord directs, Tenant shall remove all or a portion of the Leasehold Improvements in the Premises on or immediately prior to the Termination Date or the termination of Tenant’s right to possession and shall restore the Premises to the same condition as existed prior to the installation of such property. All movable goods, inventory, furniture, trade fixtures and other movable personal property belonging to Tenant which are installed or stored in the Premises by Tenant and are not permanently affixed to the Premises, shall remain Tenant’s property (“Tenant’s Property”) and shall be removed by Tenant on or prior to the Termination Date (or the termination of Tenant’s right to possession of the Premises, whichever is applicable) provided that: (i) Tenant is not in default under this Lease; and (ii) Tenant shall immediately repair any damage to the Premises caused by the removal of any of Tenant’s Property and restore the Premises to the same condition as existed prior to the installation of such property.

Lease Agreement, Page 24

Section 9.4       Mechanic’s Liens.

No mechanic’s or other lien shall be allowed against the Premises or the Mixed Use Project or the estate of Landlord. If any mechanic’s or other lien shall at any time be filed or otherwise perfected against the Premises or the Mixed Use Project by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant or anyone claiming by, through or under Tenant, Tenant shall forthwith cause the same to be discharged and released or cause Landlord’s title insurance policy to be endorsed so as to insure Landlord against any loss or expense as a result of such lien. If Tenant shall fail to cause such lien to be so discharged and released or insured over within ten (10) days after notice of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, including attorneys’ fees incurred by Landlord in connection therewith, shall be due and payable by Tenant to Landlord upon demand as Additional Rent together with Interest accruing from the date of payment by Tenant.

Article X Repairs, Maintenance, Landlord’s Access and Alterations

Section 10.1       Repairs By Landlord.

Subject to the terms and conditions set forth in Articles XI and XII and Sections 4.5 and 18.16, Landlord shall make or cause to be made all necessary repairs (structural or otherwise) to the Common Areas (excluding, however, any areas any tenant or any other occupant of the Mixed Use Project is obligated to repair), provided Landlord has actual knowledge of the necessity for such repair.

Section 10.2       Alterations., Repairs, Maintenance and Displays By Tenant.

(a)	Any alterations or improvements made by Tenant in or to the Premises or any part thereof shall be subject to Landlord’s prior written approval thereof (which approval shall not be unreasonably withheld), and performed in accordance with the provisions of this Section 10.2(a). Any alterations to or remodeling of the Premises (other than the Initial Improvements, which are governed by Article IX) shall be performed by (i) Tenant at Tenant’s sole cost and expense, (ii) in accordance with applicable Laws and in accordance with plans and specifications approved in writing by Landlord and the terms of this Lease and Landlord’s then-current construction criteria (iii) in a first-class workmanlike manner with first- class materials, (iv) by duly qualified and licensed persons approved by Landlord and who do not cause labor disharmony at the Mixed Use Project; and (v) without interference with the construction or operation of Landlord or other present or anticipated occupants of the Mixed Use Project. Tenant shall, at its sole expense, cause plans and specifications for any such alterations or remodeling to be prepared by an architect or other duly qualified person for Landlord’s approval. In addition, Tenant shall not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord’s written approval.

Lease Agreement, Page 25

Notwithstanding the provisions contained in this Section 10.2 and provided Tenant is not in default under this Lease, Tenant shall have the right to make non-structural interior alterations to the Main Floor Area without obtaining Landlord’s prior written consent provided that: (i) such interior alterations shall be completed in a good and workmanlike manner in accordance with Landlord’s design criteria for the Mixed Use Project and the plans and specifications for the Premises originally approved by Landlord; and (ii) the cost of any such interior alterations shall not exceed in the aggregate Ten Thousand Dollars ($10,000.00) per Lease Year.

(b)	Tenant shall at all times during the Term, at its own cost and expense, maintain the Premises in good order, condition and repair and make all necessary replacements and repairs to the Premises (other than any repairs required to be made by Landlord pursuant to Sections 10.1,11.2 or 12.1). Tenant shall keep the Premises, including the sidewalk adjacent to the Premises, in a clean and sanitary condition, free from odors, and free from rubbish and dirt at all times in accordance with the rules and regulations set forth on Exhibit B. as amended from time to time and with the Laws, directions, rules and regulations of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant. Tenant’s obligations shall include, without limitation, repairing, maintaining, and making replacements to items such as the following, but only to the extent the same are located within or exclusively serving the Premises: floors (other than structural floors); walls (other than the exterior face or service corridor walls); ceilings; utility meters; pipes and conduits; fixtures; any loading dock servicing the Premises (including any mechanical systems pertinent to the drainage thereof); electrical, plumbing, heating, ventilating and air-conditioning equipment and systems (whether such electrical, plumbing, heating, ventilating and air-conditioning equipment and systems are located inside the Premises or on the roof of the Mixed Use Project) which are installed by Tenant or which exclusively serve the Premises; sprinkler equipment, fire protection equipment and other equipment within the Premises; the storefront(s); security systems within the Premises; locks and closing devices; window sashes, casements and frames; glass; and doors and door frames.

Tenant shall, as part of its maintenance and repair obligations hereunder, enter into a service contract with a local, approved contractor for service, maintenance and repair of all heating, ventilation and air conditioning equipment servicing the Premises, which shall provide for servicing by such contractor no less often than quarterly, and shall include the provision of new filters for such ventilating system as part of such regular maintenance. A copy of such contract shall be delivered to Landlord annually.

Tenant shall store all trash and garbage in adequate containers within the Premises in a neat and clean condition and so as not to be visible to members of the shopping public in the Mixed Use Project and so as not to create a fire hazard. As often as needed, as determined by the Landlord, but not less frequently than daily, Tenant shall remove all trash and garbage from the Premises and place the same in the trash containers or trash compactors which may, at Landlord’s option, be provided by Landlord (or by the scavenger selected by Landlord in its sole discretion). Tenant shall not burn any trash or garbage in or about the Premises or anywhere else in the Mixed Use Project. If Landlord shall provide any services or facilities for the pickup of trash or garbage, the Tenant shall be obliged to use the same and shall pay a proportionate share of the actual cost thereof, as determined by Landlord, within ten (10) days after being billed therefor.

Lease Agreement, Page 26

At all times during the Term, Tenant shall have and keep in force a pest, vermin and rodent control contract (in form and with a contractor satisfactory to Landlord) providing for monthly inspection, fumigation and pest, vermin and rodent control in such a manner as shall eliminate any pests, vermin or rodents within the Premises and in such a manner as to prevent the spreading of pests, vermin or rodents to other portions of the Mixed Use Project. Landlord may require the use of a pest, vermin and rodent exterminator, at Tenant’s expense, at such other intervals as Landlord reasonably directs. Within two (2) days after each such inspection and service, Tenant shall deliver to Landlord a certificate signed by the contractor stating the date of the inspection and service, the nature and results of the service rendered and any recommendations for more effective pest, vermin and rodent control in the Premises. Said contract shall provide that it may not be terminated by either party thereto except after thirty (30) days’ prior written notice to Landlord. Tenant shall promptly deliver a copy of such contract and all amendments, renewals and extensions thereof to Landlord. In the event Tenant either fails to obtain or keep such contract in effect, Landlord, on five (5) days’ notice to Tenant, may obtain such a contract at the cost and expense of Tenant which, if paid by Landlord, shall be Additional Rent plus an administrative charge of fifteen percent (15%) of the cost of such contract, payable by Tenant to Landlord on demand.

(c)	Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including the painting or refinishing of all areas of the interior and the store front of the Premises, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. After the first five (5) years of the Term, Tenant shall, at its expense, refurbish the Premises to the extent necessary so that (i) the furnishings, floor covering, wall covering, fixtures, equipment and surfaces visible to customers in the interior of the Premises shall be substantially in the same condition and appearance as at the commencement of the Term and (ii) the exterior of the Premises (including the storefront and storefront sign) shall be neat, presentable and attractive. Tenant shall submit plans and specifications to Landlord for its approval covering said refurbishing within thirty (30) days after Landlord’s aforesaid request and Tenant agrees to make such changes thereto as Landlord may request (acting reasonably). Tenant shall remain open for business during the refurbishing and shall complete the refurbishing within ninety (90) days after Landlord has approved said plans and specifications. Tenant shall not be required to refurbish under this Section more than once every five (5) years.

Section 10.3      Inspections and Access By Landlord.

Tenant shall permit Landlord, its agents, employees and contractors to enter all parts of the Premises during the Minimum Center Hours (and in emergencies at any time) to inspect or exhibit the same or to make any repairs or alterations thereto as Landlord may see fit, provided that Landlord agrees to use its reasonable efforts not to unreasonably disturb Tenant’s conduct of business in the Premises.

Lease Agreement, Page 27

Article XI Casualty

Section 11.1	Right to Terminate.

(a)	In the event of a fire or other casualty (“Casualty”), if (i) the building or buildings) in the Mixed Use Project shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof; or (ii) the proceeds of Landlord’s insurance recovered or recoverable as a result of a Casualty and retained by Landlord shall be insufficient to pay fully for the cost of replacement of the Premises or the building or buildings damaged; or (iii) the Premises or the building in which the Premises are located shall be damaged as a result of any cause which is not covered by Landlord’s insurance; or (iv) the Premises shall be damaged in whole or in part during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term; or (v) either or both of the Premises or the building in which the Premises is located shall be damaged to the extent of twenty-five percent (25%) or more of the cost of replacement thereof; or (vi) the Mixed Use Project is damaged to such extent that, in the sole judgment of Landlord, it cannot be operated as an economically viable unit; then, in any such event, Landlord may terminate this Lease by notice given to Tenant within one hundred eighty (180) days after the settlement of the loss resulting from the Casualty between Landlord and Landlord’s insurer(s) (or within one hundred eighty (180) days after the determination by Landlord’s insurers that such loss was not covered by Landlord’s insurance, if applicable). If Landlord terminates this Lease as aforesaid, then the Termination Date shall be the date set forth in the notice to Tenant, which date shall not be less than thirty (30) days after the date of said notice. The “cost of replacement” shall be determined by the company or companies selected by Landlord’s insurers, or if there shall be no such determination, by a person selected by Landlord qualified to determine such “cost of replacement.”

In the event of a Casualty affecting the Premises, Tenant shall have the right to terminate this Lease if (a) the Premises shall be damaged in whole or in part during the last eighteen (18) months of the Term and the cost to repair or restore the Premises exceeds twenty-five percent (25%) of the cost of replacement thereof, (b) Landlord fails to begin any restoration work it is obligated to perform on the Premises within twelve (12) months after the date Landlord receives insurance proceeds or (c) Landlord begins to restore the Premises, if it is required to do so, within such twelve (12) month period but fails to complete such work within eighteen (18) months after the date of the casualty. Tenant’s right to terminate this Lease under this Section 11.1(a) shall be exercised by giving Landlord written notice of such exercise within thirty (30) days after the date of the Casualty in the case of clause (a) above and within thirty (30) days after the end of the twelve (12) month period and eighteen (18) month period, respectively, in the case of clauses (b) and (c) above, and the effective date of the termination shall be the date that is thirty (30) days after the date Landlord receives the applicable notice.

(b)	If the Casualty shall render the Premises untenantable, in whole or in part, and provided that the Casualty or the occurrence causing the untenantability of the Premises is not caused by or primarily attributable to Tenant or Tenant Related Parties, all Minimum Rent and Tax Rent shall abate proportionately during the period of such untenantability on the basis of the ratio which the amount of Main Floor Area of the Premises rendered untenantable bears to the total Main Floor Area of the Premises. Such abatement of Rent shall terminate on the earlier of (i) the date any repair and restoration work is substantially completed by Landlord pursuant to its obligations, if any, under Section 11.2, or thirty (30) days after such date in the event Tenant is required to perform repair work pursuant to Section 11.3, or (ii) the date Tenant reopens for business in the portion of the Premises previously rendered untenantable. Notwithstanding anything to the contrary contained herein, if as a result of a Casualty only a portion of the Premises is damaged which results in Tenant being unable to operate its business within that portion of the Premises not so damaged or destroyed, the Premises shall be deemed to be completely untenantable for purposes of this Section 11.1(b). Except to the extent specifically set forth in this Section 11.1, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute.

Lease Agreement, Page 28

Section 11.2	Landlord’s Duty to Reconstruct.

Provided this Lease is not terminated pursuant to Section 11.1 or any other provision of this Lease, and subject to Landlord’s ability to obtain the necessary permits therefor and the availability of insurance proceeds sufficient to pay for all required repairs and restoration, Landlord shall repair or reconstruct or demolish and rebuild the Premises to a substantially similar condition as existed prior to the Casualty. Notwithstanding anything to the contrary contained herein, in no event shall any of the Landlord Related Parties be liable for interruption of Tenant’s business or for damage to or repair of any of those items which Tenant is required to insure, including all Tenant’s Property and Leasehold Improvements.

Section 11.3	Tenant’s Duty to Repair and Restore.

Provided this Lease is not terminated pursuant to any provision of this Lease, Tenant shall promptly commence and diligently pursue to completion the repair and refixturing of the Premises to a substantially similar condition as existed prior to the Casualty, and otherwise in accordance with the terms and conditions of this Lease. Tenant shall reopen for business in the Premises as soon as practicable after the occurrence of the Casualty.

Section 11.4	Insurance Proceeds.

All proceeds of insurance carried by Tenant covering the Leasehold Improvements and Tenant’s Property shall be paid to Landlord and disbursed to pay for the repair and restoration thereof. If this Lease is terminated by Landlord or Tenant pursuant to Section 11.1 of this Lease, or if this Lease is terminated pursuant to any other Section hereof, or if Tenant does not repair, redecorate and refixture the Premises pursuant to Section 11.3 of this Lease, the proceeds covering the Leasehold Improvements shall belong to Landlord.

Article XII Condemnation

Section 12.1	Taking of Premises.

(a)	If any portion of the Premises shall be taken under the power of eminent domain by any public or quasi-public authority (a “taking”) and the Premises shall thereafter not be usable for the Permitted Use, either party shall have the right to terminate this Lease as of the date physical possession of the property taken is delivered to the condemning authority (hereinafter referred to as the “effective date of the taking”) by giving notice to the other party of such election within thirty (30) days after the effective date of the taking.

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(b)	If there is a taking of a portion of the Premises and this Lease shall not be terminated pursuant to Section 12.1(a), then (i) as of the effective date of the taking, this Lease shall terminate only with respect to the portion taken; (ii) after the effective date of the taking and during the balance of the Term, the Minimum Rent shall be reduced by multiplying the same by a fraction, the numerator of which shall be the Main Floor Area of the Premises not so taken and the denominator of which shall be the Main Floor Area of the Premises immediately prior to the taking; (iii) as soon as reasonably possible after the effective date of the taking, Landlord shall, at its expense and to the extent feasible, restore the remaining portion of the Premises to a complete unit; provided, however, that Landlord shall not be required to expend more on such alteration or restoration work than an amount equal to the net proceeds of the condemnation award actually received and retained by Landlord which is allocable to the Premises.

Section 12.2	Taking of Shopping Center.

If there is a taking of twenty-five percent (25%) or more of the leasable Floor Space within the Retail Area or if there is a taking of any portion of the Mixed Use Project so as to render, in Landlord’s reasonable judgment, the remainder unsuitable for use as a shopping center or cannot be operated as an economically viable unit, regardless in either case as to whether or not there is a taking of the Premises, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant.

Section 12.3	Condemnation Award.

All compensation awarded for any taking of the Premises (including, without limitation, the Leasehold Improvements) or the Mixed Use Project or any interest in either shall belong to and be the property of the Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in any such award, except to the extent that this Lease is terminated (other than by Landlord for cause) and Tenant files a claim, at its sole cost and expense, and the condemning authority specifically awards to Tenant or specifically allocates a portion of the award to Tenant for the then unamortized amount of the leasehold improvements installed by Tenant in the Premises with funds other than the cost of the Initial Improvements as of the effective date of the taking (as if the leasehold improvements were amortized on a straight-line basis over the stated initial ten (10) Year Term of the Lease), and Tenant’s relocation expenses and lost goodwill; provided, however, the filing of such claim by Tenant or allocation by the condemning authority to Tenant does not adversely affect or diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award.

Article XIII Intentionally Deleted

Article XIV Subordination and Attornment

Section 14.1	Subordination.

Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of: (i) all present and future ground or underlying leases involving all or any part of the Mixed Use Project; and (ii) any mortgage, deed of trust or other security instrument now or hereafter affecting the Premises or the Mixed Use Project; and (iii) all renewals, modifications, replacements, consolidations and extensions of or participations in those transactions evidenced by documents referred to in (i) and (ii) above, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other instrument being referred to as a “Mortgage” and the person or persons having the benefit of same being referred to as a “Mortgagee”). Tenant’s acknowledgment and agreement of subordination provided for in this Section 14.1 is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as may be requested, from time to time, by Landlord.

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Section 14.2	Mortgagee’s Unilateral Subordination.

If and as a Mortgagee shall so elect, this Lease and Tenant’s rights hereunder shall be superior and prior in right to its Mortgage, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

Section 14.3	Attornment.

If any person shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest.

Section 14.4	Quiet Enjoyment.

Landlord covenants that it has full right, power and authority to make this Lease and that Tenant, on paying all of the Rent and performing all of Tenant’s other obligations in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance, ejection or molestation by any person lawfully claiming by, through or under Landlord, subject, however, to all Mortgages, encumbrances, easements and underlying leases to which this Lease may be or become subject and subordinate, from time to time.

Section 14.5	Estoppel Certificate.

(a)	As often as may be requested by Landlord, Tenant shall within ten (10) days after receipt of a request and without cost to Landlord duly execute and deliver to Landlord or to any other person designated by Landlord a written instrument certifying (i) that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modi`fication); (ii) the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; (iii) whether Landlord has breached the performance of any covenants, terms and conditions on Landlord’s part to be performed under this Lease, and the nature of Landlord’s breach, if any; and (iv) such other relevant information as Landlord or any Mortgagee may reasonably request. Landlord may prepare said document for Tenant’s signature and send the same to Tenant for Tenant’s signature and in the event that Tenant does not execute and return the same to Landlord within fifteen (15) days, Tenant shall be deemed to have certified all information contained therein.

(b)	Upon request of Landlord, Tenant shall give prompt written notice to any Mortgagee of any default of Landlord under this Lease, and Tenant shall allow such Mortgagee a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any such default.

Section 14.6	Landlord’s Right to Sell and Assign Rents.

Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord’s absolute right at any time or times to convey its interest in the Premises or the Mixed Use Project, subject to this Lease, or to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Minimum Rent or other sums or charges at any time paid or payable hereunder by Tenant to Landlord, to a transferee designated by Landlord in a notice to Tenant.

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Article XV Assignment and Subletting

Section 15.1	Landlord’s Consent Required.

(a)	Without first obtaining Landlord’s prior written consent (which consent Landlord may withhold in its sole and absolute discretion), Tenant shall not sublet all or any portion of the Premises, nor shall Tenant pledge, hypothecate or assign all or any of its interest in this Lease, whether for collateral purposes or otherwise. Any such subletting or assignment shall be referred to as a “Transfer,” and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee.” For purposes of this Article XV, a Transfer shall include any change in the control of Tenant or any guarantor, if the same is a corporation (other than a corporation listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934), a partnership or a limited liability company. For purposes of this Article XV, “control” shall mean the possession (directly or indirectly) of the power to direct or cause the direction of management and policies of the Tenant (or the guarantor, as the case may be) whether by ownership of securities or otherwise, provided that the issuance of shares in a public offering registered under the Securities Exchange Act of 1933 shall not be deemed a change in control for purposes of this Article XV.

(b)	Any Transfer by Tenant consented to by Landlord shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer (including a Corporate Transfer) release or relieve Tenant from any of its obligations under this Lease. If Landlord consents to a Transfer, the permitted Transferee shall assume Tenant’s obligations under this Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer, which shall be subject to Landlord’s approval, which shall not be unreasonably withheld. In the event of a Transfer (i) in the nature of an assignment, Tenant shall pay as Additional Rent to Landlord all monies and other consideration of every kind whatsoever paid or payable to Tenant for such Transfer and for all property transferred to the Transferee as part of the consideration including, without limitation, non-trade fixtures and other Leasehold Improvements, but excluding Tenant’s Property (collectively, all of the foregoing shall be referred to as the “Transfer Consideration”); and (ii) in the nature of a sublease, Tenant shall pay as Additional Rent to Landlord along with the monthly payments of Rent due under this Lease, the Transfer Consideration less the Rent (exclusive of Rent attributable to a default of Tenant hereunder) reserved under this Lease as reasonably determined by Landlord; provided, however, Tenant shall be entitled to exclude from the Transfer Consideration the then unamortized amount of the leasehold improvements installed by Tenant in the Premises (as if the leasehold improvements were amortized on a straight-line basis over the stated Term of the Lease). For purposes of this Section 15.1(b) only, the term “Tenant’s Property” shall be deemed to include goodwill and any other intangible personal property associated with Tenant’s business, but in no event shall it be deemed to include Tenant’s interest under this Lease. If said Transfer requires the consent of Landlord pursuant to this Article XV, Tenant shall pay to Landlord upon demand as Additional Rent Landlord’s reasonable attorneys’ fees and administrative expenses incurred in connection with any Transfer.

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(c)	Any Transfer without Landlord’s consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article XV shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, Concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Premises by any such assignee, Concessionaire, subtenant or licensee.

Section 15.2	Right To Terminate and Recapture.

With respect to any Transfer requiring Landlord’s consent, in lieu of consenting to any proposed Transfer, Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Premises upon thirty (30) days notice to Tenant unless, within five (5) business days after Landlord’s notice to Tenant exercising its option to cancel and terminate this Lease, Tenant notifies Landlord in writing that Tenant is withdrawing its request for Landlord’s consent to such Transfer, in which event such exercise by Landlord of such option to cancel shall be void and of no further force and effect.

Article XVI Default and Remedies

Section 16.1	Default.

(a)	Any one or more of the following events shall constitute a default by Tenant under this Lease: if

Tenant fails to pay, when due, any portion of Rent due hereunder where such failure continues for ten (10) days after Tenant receives notice from Landlord to Tenant that such payment is due (provided, however, Landlord shall not be required to provide such notice more than two (2) times in any consecutive twelve (12) month period, and the third (3rd) such failure in any such consecutive twelve (12) month period will constitute an automatic default without Landlord providing any notice);

Tenant fails to observe or perform any of the terms, conditions or covenants of this Lease to be observed or performed by Tenant (other than those involving the payment of money and those set forth in the following clause iii) and, such breach shall not have been cured for a period of thirty (30 days after written notice thereof from Landlord to Tenant; provided, however, that if such failure, within Landlord’s reasonable judgment, cannot be cured within the thirty (30) day time frame, Tenant shall not be in default if Tenant promptly commences to cure such breach within the thirty (30) daytime frame and diligently proceeds to complete the same, provided that in no event shall the time to complete such cure exceed ninety (90) days;

Tenant vacates or abandons the Premises or Tenant shall not open for business in the Premises in accordance with Article IX or shall fail to continuously operate its business in the Premises as required by the terms of this Lease;

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Tenant fails during any twelve (12) month period to perform any covenant or agreement under this Lease after Tenant shall have defaulted under this Lease on two previous occasions during such twelve (12) month period, even though such default or defaults had been cured by Tenant;

Tenant defaults under any other lease or agreement between Landlord and Tenant, and such default is not cured within any applicable cure period;

Tenant or any guarantor of this Lease shall file a petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, dissolution or similar relief under any applicable Law or if Tenant or any such guarantor shall seek or consent to the appointment of a trustee, receiver or liquidator of Tenant or such guarantor or the business of either, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts when due;

there shall be filed against Tenant or any guarantor of this Lease an involuntary petition in bankruptcy or any proceeding seeking to reorganize, dissolve or liquidate Tenant or such guarantor, or if a trustee or receiver shall be appointed for Tenant or such guarantor or over the business or substantially all of the property of either of them, and such petition, proceeding, trustee or receiver is not dismissed with prejudice within thirty (30) days;

any execution or attachment shall be issued against Tenant or any of Tenant’s Property, whereby all or any part of the Premises or Tenant’s interest under this Lease shall be taken or occupied, and such execution or attachment shall not be set aside, vacated or discharged within thirty (30) days after the issuance of same;

if Tenant is operating its business in the Premises as a franchisee under a franchise agreement, any termination or expiration of said franchise agreement prior to the end of the Term of this Lease; or

any representation and warranty of Tenant in this Lease shall be untrue in any respect. An event provided for in clauses (iii) through (x), inclusive, shall be a default without notice or grace period of any kind. The notice and time periods provided in this Section 16.1(a) for cure of Tenant’s defaults under this Lease shall be in lieu of, and not in addition to, any other time periods prescribed by Illinois or other applicable law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises or termination of this Lease or both.

(b)	Upon the occurrence of any event described in Section 16.1(a), Landlord shall have all the rights and remedies provided in Section 16.2 in addition to all other remedies available under this Lease or provided at law or in equity.

(c)	If, during any Lease Year, Tenant fails to timely pay any portion of Rent due hereunder after Tenant has defaulted under this Lease with respect to payment of Rent on one previous occasion, even though such default or defaults had been cured by Tenant, then, Landlord shall have the right, at any time thereafter, to require that Tenant pay Landlord all sums thereafter coming due by certified check or cashier’s check for the remainder of the Term.

Section 16.2	Remedies and Damages.

(a)	Upon the occurrence of any event described in Section 16.1(a), Landlord may elect to terminate this Lease or to terminate Tenant’s right to possession without terminating this Lease and to enter upon the Premises and expel Tenant or any persons or entities occupying the Premises and so to repossess and enjoy the Premises. If this Lease or Tenant’s right to possession under this Lease shall at any time be terminated under the terms and conditions of this Section 16.2 or in any other way, Tenant hereby covenants and agrees to immediately surrender and deliver up the Premises peaceably to Landlord.

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(b)	If Landlord elects to terminate Tenant’s right to possession under this Lease, but not to terminate this Lease, Landlord may relet the Premises (or any part thereof) for the account of Tenant at such rentals and upon such terms and conditions as Landlord shall deem appropriate and, to the extent Landlord receives the rents therefor, Landlord shall apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises (including, without limitation, legal expenses and attorneys’ fees) and for putting the same into good order and condition and preparing or altering the same for re-rental, and any other expenses, commissions and charges paid, assumed or incurred by or on behalf of Landlord in connection with the reletting of the Premises (the “Costs of Reletting”), and then to the fulfillment of the covenants of Tenant under this Lease. Tenant shall pay to Landlord the Rent and all other sums payable up to the time of such termination of this Lease or Tenant’s right to possession under this Lease, and thereafter, Tenant covenants to pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant under this Lease less the net avails of such reletting, if any, during the same period, and the same shall be due and payable by Tenant to Landlord on the dates such Rent and other sums are due under this Lease (but without duplication for amounts representing damages pursuant to subsection (c) below following Landlord’s termination, at its election, of this Lease pursuant to subsection (c) below). Any reletting by Landlord shall not be construed as an election on the part of Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of any failure by Landlord to relet the Premises or any failure by Landlord to collect any sums due upon such reletting, provided that Landlord shall use reasonable efforts to mitigate the damages recoverable against Tenant in the event that Tenant defaults under this Lease and Tenant’s right to possession of the Premises is terminated under this Article XVI; provided, however, except to the extent required by applicable Law, Landlord shall have no obligation to relet the Premises before Landlord leases other vacant space in the Mixed Use Project, or to relet the Premises to any potential tenant who Landlord could reasonably reject as a Transferee pursuant to Article XV hereof.

(c)	If Landlord elects to terminate this Lease instead of terminating only Tenant’s right to possession, Landlord shall have the right to recover against Tenant as damages for loss of the bargain, and not as a penalty, the excess (if any), as determined by Landlord, of (i) the then present value of the projected Rent and all other sums payable by Tenant hereunder (as determined by Landlord on the basis of reasonable estimates) that would have accrued for the balance of the Term of this Lease (but without duplication with respect to amounts owing to Landlord pursuant to subsection (b) above) less (ii) the then present value of the fair market value of the Premises for the balance of such term taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and the Costs of Reletting (as defined above) that Landlord may incur in order to enter into a replacement lease (“Benefit of the Bargain Damages”). For purposes of determining present value, Landlord and Tenant shall use a discount rate equal to the rate of interest then most recently announced by American National Bank and Trust Company of Chicago as its “prime rate” or “base rate” (or its equivalent, if another name is used), as the case may be.

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Section 16.3	Assignment In Bankruptcy.

In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord is prevented from or elects not to terminate this Lease under Section 16.2, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of this Lease, which shall include, without limitation, assumption of all the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Rent and other charges due under this Lease for the entire Term; (ii) that assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Mixed Use Project; and (iii) that such assignment and assumption will not disrupt or impair any existing tenant mix in the Mixed Use Project.

Section 16.4	Legal Expenses.

In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

Section 16.5	Remedies Cumulative.

No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

Section 16.6	Waiver.

(a)	Neither Landlord nor Tenant shall be deemed to have waived any breach of any term, covenant, or condition herein contained unless the same has been specifically waived by such party in writing. Any such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

(b)	Tenant hereby waives any and all rights of redemption and all rights to relief from forfeiture granted by or under any applicable Law. To the fullest extent permitted by law, Tenant waives the right to a trial by jury and the right to file any counterclaims or cross-claims other than compulsory counterclaims or cross-claims in actions for recovery of possession of the Premises and in actions for breach of monetary obligations under this Lease only.

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Article XVII Environmental Provisions

Section 17.1	Defined Terms.

(a)	The term “Hazardous Materials”, when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the Premises or the Project is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation, above or underground storage tanks, flammables, explosives, radioactive materials, radon, petroleum and petroleum products, petroleum products (other than petroleum products that are normally contained in motor vehicles to the extent such products are not released), urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides and any other special, toxic or hazardous materials, wastes, substances or materials of any kind, including without limitation, those now or hereafter defined, determined or identified as “hazardous substances,” “hazardous materials,” “toxic substances” or “hazardous wastes” in any Environmental Law.

(b)	“Environmental Law” shall mean any Federal, state or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, injunction, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. ’6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ’9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. ’1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ’1251 et seq.; the Clean Air Act, 42 U.S.C. ’7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ’2601 etseq.; the Safe Drinking Water Act, 42 U.S.C. ’30of et seq.; the Illinois Environmental Protective Act, 415 ILCS 4/1 et seq.; the Municipal Code of the City of Chicago; the Clean Air Act (42 U.S.C. ’7401 et seq., “CAA”); the Rivers and Harbors Act, (33 U.S.C. ’401 et seq., “RHA”); the Emergency Planning and Community Right-to-Know Act of 1986 (41 U.S.C. 11001 et seq., “EPCRA”), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 to l36y); the Oil Pollution Act of 1990 (33 U.S.C. 2701 et seq., “OPA”); and the Occupational Safety and Health Act (29 U.S.C. 651 et seq., “OSHA”); and any other local, state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

Section 17.2	Tenant’s Covenants With Respect to Environmental Matters.

During the Term, Tenant, at its sole cost and expense, shall:

(a)	comply with all Environmental Laws relating to the use and operation of the Premises;

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(b)	keep the Premises free of Hazardous Materials.

(c)	not install or operate any above or below ground tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Premises without first obtaining Landlord’s prior written consent;

(d)	not handle, use, generate, treat, dispose of or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises at any time during the Term; and

(e)	not store any above ground tank (including barrels and drums), of any size within or without the Premises, except in compliance with all Environmental Laws.

Section 17.3	Indemnification.

Tenant shall reimburse, defend, indemnify and hold Landlord and any other Landlord Related Parties free and harmless from and against any and all claims, response costs, losses, liabilities, damages, costs and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, arising out of or in any way connected with the violation by Tenant or any member of the Tenant Related Parties of any of Tenant’s obligations under this Article XVII.

The obligations of Tenant under this Section 17.3 shall survive any termination or expiration of this Lease.

Section 17.4	Tenant Representations With Respect to Environmental Matters.

Tenant acknowledges that the Premises are being leased in their present “as is” condition. Tenant further acknowledges that Landlord has made no representation whatsoever regarding Hazardous Materials on or about the Premises.

Section 17.5	Liability Of Landlord.

(a)	Landlord agrees to deliver the Premises to Tenant free of all Hazardous Materials in violation of applicable Environmental Laws. In the event Tenant discovers Hazardous Materials in the Premises in violation of applicable Environmental Laws during the performance of Tenant’s initial buildout, or later to the extent introduced by Landlord or its contractors, as Tenant’s sole and exclusive remedy, Landlord, at Landlord’s sole cost, shall perform such remediation as is required by applicable Environmental Laws. Except as otherwise set forth in this Section 17.5(a), Landlord shall not have any liability to Tenant or any of its employees, agents, partners, shareholders, officers or directors, or any of the other persons, as a result of Hazardous Materials now or hereafter located on the Premises.

(b)	Tenant hereby waives and releases Landlord from all environmental claims arising from or relating to pre-existing conditions.

Article XVIII Miscellaneous Provisions

Section 18.1	Notices.

(a)	Whenever any demand, request, approval, consent or notice (collectively, “Notice”) shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal (Express) at the respective addresses of the parties as set forth in Section 1.1. Any Notice under this Lease which is addressed to the then current Notice Address of the party which is the intended recipient of such Notice shall be deemed to have been given and effective on the earlier of the date delivery is made or delivery is refused or (with respect only to a change of address made without prior notification to the other party) unsuccessfully attempted. Either party may, at any time, change its Notice Address by giving the other party Notice in accordance with the above, stating the change and setting forth the new address.

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(b)	If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section 18.1 and to such address as such Mortgagee shall designate. Upon written request of Landlord from any Mortgagee, Tenant shall give prompt written notice to such Mortgagee of any default of Landlord under this Lease, and Tenant shall allow such Mortgagee a reasonable length of time in which to cure any such default which shall not exceed and be concurrent with any Landlord’s cure period required by Mortgagee or otherwise set forth in this Lease.

(c)	Any notice from Landlord may be given by Landlord, Landlord’s Managing Agent for the Mixed Use Project or Landlord’s attorneys.

Section 18.2	No Recordation.

This Lease shall not be recorded without the express written consent of Landlord.

Section 18.3	Interest and Administrative Costs.

If (i) Tenant fails to make any payment under this Lease when due, (ii) Landlord performs or causes the performance of any obligation of Tenant under this Lease, or (iii) Landlord incurs any costs or expenses as a result of Tenant’s default under this Lease, then Tenant shall pay, upon demand, the amount due under (i), or the amount of such costs and expenses incurred under (ii) or (iii) above, plus Interest from the date such payment was due or from the date Landlord incurs such costs or expenses plus Landlord’s administrative costs in connection therewith.

Section 18.4	Successors and Assigns.

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease accruing subsequent to such sale or other transfer. Notwithstanding the foregoing, if Tenant is a single individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days advance Notice to Tenant or Tenant’s legal representative

Section 18.5	Limitation On Right of Recovery Against Landlord.

It is specifically understood and agreed that none of the Landlord Related Parties shall be personally liable for any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Mixed Use Project for the satisfaction of Tenant’s remedies. The limitations on Tenant’s right of recovery against the Landlord Related Parties set forth in this Section 18.5 shall survive the expiration of the Term of this Lease (whether by lapse of time or otherwise). NO CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS.

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Section 18.6	Relationship of the Parties.

Nothing contained in this Lease shall be deemed to be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

Section18.7	Intentionally deleted.

Section 18.8	Interpretation.

Whenever used herein, the singular shall include the plural and the plural shall include the singular, as necessary, and the use of any gender shall include either gender, as necessary. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State in which the Mixed Use Project is located.

Section 18.9	No Modification.

This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. Acceptance of a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Premises or the building or Mixed Use Project of which they are a part or with respect to past, present or future tenancies, rents, expenses, operations or any other matter have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a written instrument signed by Landlord and Tenant.

Section 18.10	Severability.

If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 18.11	Tenant Liability.

If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them.

Section 18.12	Broker’s Commission.

Each of the parties represents and warrants to the other that except as expressly set forth in this Section 18.12, such party has not dealt with any broker in connection with this Lease and that such party has no knowledge of any claims for brokerage commissions or finders’ fees in connection with this Lease. Each party agrees to indemnify and defend the other against, and hold it harmless from, all liability arising from any claim for brokerage commissions or finders’ fees of any kind (including, without limitation, attorneys’ fees incurred in connection therewith) in connection with this Lease, any amendment hereto or any Transfer, which claim arises (directly or indirectly) out of an agreement, contract, course of dealings or relationship between such a party and the claiming party. Landlord agrees to pay a broker commission (the “Broker’s Commission”) to Mid-America Real Estate Corporation (“Landlord’s Broker”) pursuant to a separate Agreement between Landlord and Landlord’s Broker.

Lease Agreement, Page 40

Section 18.13	Other Tenants.

Landlord reserves the absolute right to effect other tenancies in the Mixed Use Project as Landlord shall determine in the exercise of its sole business judgment. Notwithstanding anything to the contrary contained herein, Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or occupant, or the number of tenants or occupants, shall occupy any space in the Mixed Use Project during the Term. A vacation of Premises or cessation of operations by any other tenant(s) in the Mixed Use Project shall not in any way release Tenant from its obligations under this Lease.

Section 18.14	Rule Against Perpetuities.

If the Term of this Lease shall not have commenced within five (5) years from the date of this Lease, then this Lease shall thereupon become null and void and have no further force and effect.

Section 18.15	Irrevocable Offer. No Option.

In consideration of Landlord’s administrative expense in considering this Lease, Tenant’s submission to Landlord of this Lease, duly executed by Tenant, shall constitute Tenant’s irrevocable offer to continue for fourteen (14) business days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant’s offer, whichever shall first occur. If within said fourteen (14) business day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord’ rejection of Tenant’s offer, then Tenant shall be free to revoke its offer. Although Tenant’s execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

Section 18.16	Inability to Perform.

If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease, except for Tenant’s obligation for payment of money, by reason of strike or labor troubles or any cause whatsoever beyond its control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by either party. Notwithstanding the foregoing, Tenant’s obligation to open initially may be deferred only by an industry-wide strike. For purposes of this Section 18.16, a cause or event shall not be deemed to be beyond a party’s control if it is within the control of such party’s agents, employees or contractors, or as to Tenant, if its contractors cause labor disharmony.

Section 18.17	Survival.

Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve either party from their respective obligations accruing during or attributable to any portion of the Term, subject to the provisions of Section 18.5.

Lease Agreement, Page 41

Section 18.18	Landlord’s Self-Help.

In addition to Landlord’s rights of self-help set forth elsewhere in this Lease or as provided by law or in equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, with two (2) days prior notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required) to perform or cause to be performed such obligations on behalf and at the expense of Tenant. In such event, Landlord’s costs and expenses incurred with respect thereto shall, upon demand, be paid for by Tenant as Additional Rent. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.

Section 18.19	Due Authorization.

If Tenant is a corporation, partnership or limited liability company, Tenant hereby covenants and warrants that: Tenant is a duly formed corporation, limited liability company or a duly created partnership (as the case may be) in good standing, qualified to do business in the State in which the Mixed Use Project is located; the persons executing this Lease on Tenant’s behalf are duly authorized by such corporation, limited liability company or partnership to execute and deliver this Lease on behalf of such corporation or partnership; and this Lease constitutes a valid and binding agreement of Tenant in accordance with the terms hereof.

Section 18.20	Confidentiality.

It is agreed and understood that Tenant may acknowledge only the existence of this Lease by and between Landlord and Tenant, and that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Mixed Use Project or to any agent, employee, subtenant or assignee of such tenant or occupant. Tenant acknowledges that any breach by Tenant of the agreements set forth in this Section 18.20 shall cause Landlord irreparable harm. The terms and provisions of this Section 18.20 shall survive the termination of this Lease (whether by lapse of time or otherwise).

Section 18.21	Time Is of the Essence.

The parties agree that time if of the essence with respect to the performance of each of the parties’ respective obligations under this Lease.

Section 18.22	Professional Fees.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party rising out of this Lease, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees, resulting therefrom.

Section 18.23	Financial Statements.

Within fifteen (15) days after request therefor by Landlord, Tenant shall provide Landlord with Tenant’s current financial statements, certified to be true, complete and correct by Tenant’s president or chief financial officer.

Section 18.24	Prohibited Persons and Transactions.

Tenant represents to Landlord that Tenant is not a person or entity (each, a “Prohibited Person”), nor owns property or interest in property, which is blocked pursuant to Executive Order 13224 signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism” or under any rules and regulations related thereto.

Lease Agreement, Page 42

(a)	Tenant is not, and shall not during the Term of the Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).

(b)	To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Property. Tenant will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises, the Building or the Property.

(c)	Tenant’s breach of any representation or covenant set forth in this Section shall constitute a default hereunder by Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

Section 18.25	ERISA.

(a)	Tenant represents, warrants and covenants to Landlord that, as of the date hereof and throughout the term of the Lease, Tenant is not, and is not entering into the Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan.

(b)	Notwithstanding any terms to the contrary in this Lease, in no event may Tenant assign or transfer its interest under the Lease to a third party who is, or is entering into the Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan if such transfer would could cause Landlord to incur any prohibited transaction excise tax penalties or other materially adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or similar law.

(Signature page follows)

Lease Agreement, Page 43

Signature pages to Lease Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the date first above written.

LANDLORD:

MONTROSE AND CLARENDON, LLC, a Delaware limited liability company

By:
Name:	Richard D. Filler
Title:
Dated:	12 . 21 . 20

TENANT:

PETER RUBI, LLC, an Illinois limited liability company

By:
Name:	John R GRAVES
Title:	CEO
Dated:	12 . 21 . 2020

Signature pages to Lease Agreement

Exhibit A-1

Site Plan

See the following five pages.

Each of the pages that comprise this Exhibit A-1 is attached solely for the purpose of depicting one or more areas to which the body of this Lease makes express reference, and for no other purpose.

Exhibit A-1 to Lease Agreement, Page 1

A-1 Page 1

A-1

1 FIXTURE PLAN
SECOND LEVEL PARKING ENTRANCE
MEZZANINE PLAN
PREMISES
Main Floor
Mezzanine
Dumpster Area
Common Corridor
Elevator Lobby
Elevator Lobby 2nd Floor
Peter Rubi
14,558 s.f.
4,731 s.f.
1,495 s.f.
335 s.f.
530 s.f.
245 s.f.
21,894 s.f.
F1.1
FIXTURE PLAN
09/14/2020
20-8-1003

Premises	Peter Rubi
Main Floor	14,558 s.f.
Mezzanine	4,731 s.f.
Dumpster Area	1,495 s.f.
Common Corridor	335 s.f.
Elevator Lobby	530 s.f.
Elevator Lobby 2nd Floor	245 s.f.
	21,894 s.f.

PETER RUBI
804 W. MONTROSE AVE.
CHICAGO, IL

CAMBURAS & THEODORE, LTD
ARCHITECTURE | ENGINEERING | INTERIORS

CT

A-1 Page 2

Retail Area
Retail Area
FIRST FLOOR PLAN
MONTROSE AND CLARENDON
FIRST FLOOR PLAN - TOWER & PODIUM
A1.01

A-1 Page 3

N.I.C. - TOWNHOMES SHOWN FOR REFERENCE ONLY
FIRST FLOOR PLAN
MONTROSE AND CLARENDON
FIRST FLOOR PLAN - TOWER & PODIUM
A1.01

Commercial/Retail 1st Floor Parking - 45 spaces

A-1 Page 4

69
70
71
72
73
74
75
59 58 57 56 55 54 53 52 51 50 49 48 47 46
60 61 62 63 64 65 66 67 68
NOTE: COLUMNS AND SLAB AT THIS AREA PENDING FINAL DESIGN AND LOADING REQUIREMENTS OF LOUVERED SCREEN
SECOND FLOOR PLAN
MONTROSE AND CLARENDON
PLAN NOTES
A1.02

Commercial/Retail 2nd Floor Parking - 30 spaces

A-1 Page 5

A-Frame Signs Permitted
A-Frame Signs Permitted
A-Frame Signs Area
PRELIMINARY FIXTURE PLAN
PRELIMINARY MEZZANINE PLAN
PETER RUBI
804 W. MONTROSE AVE.
CHICAGO, IL
CAMBURAS & THEODORE, LTD
CT
PR-1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE MIXED USE PROJECT REAL ESTATE

PARCEL 2:
LOT 1 AND ALL OF LOTS 2, 3 AND 4 IN LYDSTON'S RESUBDIVISION OF LOTS 3 TO 7 IN BLOCK 1 IN JOHN N. YOUNG'S SUBDIVISION OF LOT 1 IN SUPERIOR COURT PARTITION OF THE SOUTH 10 ACRES OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:
LOTS 1 AND 2 (EXCEPT THE NORTH 105 FEET OF THE EAST 85 FEET OF SAID LOTS) IN BLOCK 1 IN JOHN N. YOUNG'S SUBDIVISION OF LOT 1 IN SUPERIOR COURT PARTITION OF THE SOUTH 10 ACRES OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4:
THAT PART OF THE NORTH 1/2 OF THE EAST AND WEST 16 FOOT VACATED PUBLIC ALLEY, LYING WEST OF THE WEST LINE OF CLARENDON AVENUE, LYING EAST OF A LINE 18 FEET EAST OF AND PARALLEL TO THE WEST LINE OF LOT 1 AND SAID WEST LINE PRODUCED SOUTH 16 FEET IN LYDSTON'S RESUBDIVISION OF LOTS 3 TO 7 OF BLOCK 1 AFORESAID, SAID VACATED ALLEY LYING SOUTH AND ADJOINING PARCELS 2 AND 3, IN COOK COUNTY, ILLINOIS

PARCEL 5:
LOT 18 (EXCEPT THE WEST 18 FEET THEREOF DEDICATED FOR PUBLIC ALLEY, BY INSTRUMENT RECORDED AUGUST 20, 1992 AS DOCUMENT 92618869) AND LOTS 19 AND 20 IN BLOCK 1 IN JOHN N. YOUNG'S SUBDIVISION OF LOT 1 IN SUPERIOR COURT PARTITION OF THE SOUTH 10 ACRES OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 6:
LOTS 1 TO 4, BOTH INCLUSIVE, IN THE SUBDIVISION OF LOT 2 IN SUPERIOR COURT PARTITION OF THE SOUTH 10 ACRES OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 7:
THAT PART OF THE SOUTH 1/2 OF THE EAST AND WEST 16 FOOT VACATED PUBLIC ALLEY, LYING WEST OF THE WEST LINE OF CLARENDON AVENUE, LYING EAST OF A LINE 18 FEET EAST OF AND PARALLEL TO THE WEST LINE OF LOT 1 AND SAID WEST LINE PRODUCED SOUTH 16 FEET IN LYDSTON'S RESUBDIVISION OF LOTS 3 TO 7 OF BLOCK 1 AFORESAID, SAID VACATED ALLEY LYING NORTH AND ADJOINING PARCELS 4 AND 5 AFORESAID, IN COOK COUNTY, ILLINOIS.

PARCEL 9:
THE NORTH 105 FEET OF THE EAST 85 FEET OF LOTS 1 AND 2 IN JOHN N. YOUNG'S SUBDIVISION OF LOT 1 IN SUPERIOR COURT PARTITION OF THE SOUTH 10 ACRES OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT A-2 TO LEASE AGREEMENT, PAGE 1

EXHIBIT B

RULES AND REGULATIONS

Tenant covenants and agrees, at all times during the Term and such other times as Tenant occupies the Premises or any part thereof, to comply, at its own cost and expense, with the following:

(m) Any handling of freight or deliveries to or from the Premises shall be made in a manner which is consistent with good shopping center practice and only at such times, in the areas and through the entrances and exits designated by Landlord.

(n) All garbage and other refuse shall be kept inside the Premises in the kind of container specified by Landlord and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord elects to furnish or designate such service for the removal and/or recycling of garbage and other refuse, Tenant shall use the service furnished or designated by Landlord, but Tenant shall not be obligated to pay more for such service than the prevailing competitive rates charged by reputable, independent trash removal and/or recycling contractors for the same service on a direct and individual basis. If furnished or billed by Landlord, Tenant shall pay for such service monthly as Additional Rent. If Landlord does not provide such service, Tenant shall be solely responsible for the removal (including any recycling required by any applicable Law) of all garbage and other refuse from the Premises and shall pay promptly all charges therefor.

(o) Tenant shall not (i) suffer, allow or permit any vibration, noise, music, odor or flashing or bright light to emanate from the Premises; (ii) paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle(s) parked in the parking area(s) of the Retail Area, whether belonging to Tenant, its employee(s), or any other person(s); (iii) solicit business or distribute, or cause to be distributed, in the Common Areas any handbills, promotional materials or other advertising; (iv) conduct or permit any other activities in the Premises that might constitute a nuisance; (v) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, walkway, parking area, mall or any other Common Area; (vi) sell or place for sale merchandise or signage beyond the lease boundary line of the Premises; or (vii) use or occupy the Premises or do or permit anything to be done therein which in any manner might cause injury or damage in or about the Retail Area.

(p) Tenant shall maintain a comfortable temperature level within the Premises.

(q) Tenant shall use and allow to be used all plumbing within the Premises and the Retail Area only for the purpose for which it is designed, and no grease or foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be paid for by Tenant upon demand.

(r) Tenant shall contract for and utilize termite and pest extermination services for the Premises as necessary.

(s) Tenant shall keep any display windows or signs in or on the Premises well lighted during such hours and days that the Retail Area, or the portion thereof in which Tenant is located, is lighted by Landlord.

EXHIBIT B TO LEASE AGREEMENT, PAGE 1

(t) Tenant shall contract for and utilize a window-cleaning service and maintain the windows in the Premises in a reasonably clean condition and in a manner consistent with a first class shopping center. Tenant shall also keep the storefront walls in a reasonably clean condition and in a manner consistent with a first class shopping center. If Tenant fails to keep its windows and storefront walls clean, Landlord may cause the same to be kept clean (through a service or otherwise) and Tenant shall pay the cost thereof upon demand.

(u) Tenant shall use good faith efforts to avoid any action which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business or the rights and privileges of Landlord or any other tenant, occupant or other person lawfully in the Retail Area (any such event shall be referred to collectively herein as a "Labor Dispute"). If any action or inaction on the part of any Tenant Related Party causes a Labor Dispute, Tenant shall have any pickets removed and, if deemed necessary by Landlord, terminate at any time any construction work being performed in the Premises giving rise to such Labor Dispute, until such time as Landlord shall have given its written consent for the resumption of such work (which consent shall not be unreasonably withheld), and Tenant shall have no claim for damages of any nature against any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

(v) Tenant shall pay before delinquency all fees and charges and shall procure before operating in the Premises, and thereafter maintain, all licenses and permits required for Tenant to lawfully use the Premises as contemplated by this Lease.

(w) Tenant shall (i) use the Retail Area name as existing, or as the same may be changed from time to time, in designating the location of the Premises in all local newspaper or other local advertising, and all other references to the location of the Premises; and (ii) to the extent Tenant mentions in local advertising the location of any of its stores, Tenant shall include its Trade Name and the address and identity of Tenant's business in the Premises in all such local advertisements made by Tenant in any manner, in any medium.

(x) Tenant shall not conduct or permit to be conducted any auction, fire, "going out of business" or similar type of sale; provided, however, that this provision shall not restrict the absolute freedom (as between Landlord and Tenant) of Tenant to determine its own selling prices nor shall it preclude periodic, seasonal, promotional or clearance sales held in the ordinary course of business.

(y) Tenant shall not place a load on any floor in the Retail Area exceeding the load which it was designed to carry, nor shall Tenant install, operate or maintain thereon any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

(z) Tenant shall not install, operate or maintain in the Premises or in any other area of the Retail Area any electrical equipment which does not bear the Underwriters Laboratories seal of approval, or its equivalent, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord (in its reasonable business judgment), taking into consideration the overall electrical system and the present and future requirements therefor in the Retail Area.

EXHIBIT B TO LEASE AGREEMENT, PAGE 2

(aa) To the extent required by Landlord (in its reasonable business judgment), or any applicable Law, Tenant shall provide sound barriers for all mechanical systems serving the Premises.

(bb) Tenant shall not store, display, sell, distribute or otherwise keep in, upon or about the Premises any live animals of any kind, any alcoholic beverages or any dangerous materials without the prior written consent of Landlord or unless expressly allowed as part of the Permitted Use.

(cc) Tenant shall not sell, distribute or display any item or provide any service in any manner which, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Retail Area or may tend to injure or detract from the moral character or image of the Retail Area within the community. Without limiting the generality of the foregoing, Tenant shall not permit any "adult" entertainment or nudity in the Premises and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult" newspaper, book, magazine, film, picture, video tape, video disk, or other similar representation or merchandise of any kind.

(dd) Tenant shall comply with and shall cause the Premises to comply with all Laws affecting the Premises or any part or the use thereof.

(ee) Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device including, without limitation, telephones, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods, but Tenant shall have the right to operate vending machines located in a non-sales area of the Premises for the exclusive use of Tenant's employees.

(ff) If Landlord designates any portion of the Retail Area parking area for employee parking ("Employee Parking Areas"), Tenant and Tenant's employees shall park their motor vehicles only in said Employee Parking Areas.

(gg) Tenant shall not use, permit or suffer the use of the Premises, or any part thereof, as living, sleeping or lodging quarters, or for any other residential purposes.

(hh) The exterior areas of the Retail Area immediately adjoining the Premises shall be kept clear at all times by Tenant, and Tenant shall not place or permit any obstructions, garbage, refuse, improvements, merchandise or displays in such areas.

(ii) Tenant shall comply with and observe all other reasonable rules and regulations established by Landlord, from time to time, provided such rules and regulations shall be uniformly and non-discriminatorily applicable to all other similarly situated Satellite Store Space tenants.

EXHIBIT B TO LEASE AGREEMENT, PAGE 3

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

[Date]

Re: Lease Agreement dated December ____, 2020 (the "Lease") by and between MONTROSE AND CLARENDON, LLC ("Landlord") and PETER RUBI, LLC, an Illinois limited liability company ("Tenant"), for 804 W. Montrose Avenue, Chicago, Illinois 60706.

Gentlemen:

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Lease.

This letter shall confirm that the Commencement Date of the Term (as such terms are defined in the Lease) was ______________, .

Please acknowledge your agreement with the foregoing by signing and returning this letter to the undersigned within five (5) days after the date hereof. Your failure to sign and return this letter within such five (5) day period shall be deemed to constitute your acceptance and agreement with the foregoing.

Very truly yours,

MONTROSE AND CLARENDON, LLC,

a Delaware limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

The undersigned hereby agrees with and accepts the foregoing as of this ___________day of______________, 2020.

PETER RUBI, LLC, an Illinois limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

EXHIBIT C TO LEASE AGREEMENT, PAGE 1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made this 31st day of March, 2022 (the "Effective Date") by and between MONTROSE AND CLARENDON, LLC, a Delaware limited liability company (the "Landlord"), and PLANTX MIDWEST INC., a Delaware corporation (sometimes referred to as the "Tenant"), successor to PETER RUBI, LLC, an Illinois limited liability company the "Original Tenant"). Landlord and Tenant are sometimes referred to hereinafter as the "Party(ies)".

RECITALS:

WHEREAS, Landlord and the Original Tenant entered into that certain lease dated December 21, 2020 (the "Lease") for approximately 21,894 square feet of space, commonly known as 804 W. Montrose Avenue, Chicago, Illinois ("Premises"); and

WHEREAS, on or about December 12, 2021, Original Tenant assigned Lease to Tenant, and Tenant assumed all obligations under the Lease pursuant to that certain Assignment and Assumption Agreement by and between Original Tenant and Tenant dated December 12, 2021; and

WHEREAS, Tenant has requested that Landlord agree to allow the on-premises consumption of alcohol and catering of alcohol for off-premise consumption as permitted uses; and

WHEREAS, Section 18.9 of the Lease states that the Lease may be amended only by a written instrument signed by Landlord and Tenant; and

WHEREAS, the Parties desire to amend the Lease as provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the recitals set forth above and incorporated by reference herein, the Parties hereby agree as follows:

1. Incorporation and Definitions. The foregoing Recitals are hereby incorporated into and made an integral part of this Amendment as if fully set forth herein. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning(s) ascribed to them in the Lease.

2. Amendment of Section 1.1.R. of the Lease. The Landlord and Tenant agree on-premises consumption of alcohol and catering of alcohol for off-premise consumption shall be permitted uses in the Premises. Therefore, Landlord and Tenant agree that Section 1.1.R. of the

1

Lease shall be and hereby is amended by deleting Section 1.1.R. in its entirety and replacing in substitution therefor the following provision:

"R. **Permitted Use:** "The primary use shall be for the operation of a retail grocery store selling meat, seafood, produce, bakery items, delicatessen items, natural food or health food, vitamins or supplements, flowers, natural cosmetics, natural health and beauty products, and, ancillary to such use and if permitted by applicable laws, the retail sale of packaged wine, beer and spirits for off-Premises and on-Premises consumption, and catering of wine, beer, and spirits for off-Premises consumption, and for no other purpose."

3. Ratification. Except as otherwise expressly amended by this Amendment, the terms and provisions of the Lease shall remain in full force and effect and shall not be affected or modified hereby and the Lease, as amended hereby, is ratified and affirmed in all respects.

4. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, each Party's right to assign any of its rights or obligations under this Amendment shall be governed by the Lease.

5. Severability. In the event any term or provision of this Amendment shall be declared invalid, void or unenforceable, it shall not affect the validity of any other term or provision hereof or any term or provision of the Lease, all of which shall remain valid, binding and enforceable.

6. Governing Law. This Amendment shall he governed by and construed in accordance with the laws of the State of Illinois.

7. Counterparts; Electronic Signature. This Amendment and each Joinder and Consent thereto (collectively, the "Amendment") may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument. For purposes of executing this Amendment, any signed copy of this Amendment may be transmitted electronically or by facsimile machine and the signature of any party hereon shall, for purposes of execution hereof, be considered an original signature. Any facsimile or electronic transmission of this Amendment shall, at the request of either party, be re-executed by the other party in an original form, and neither party shall raise the use of a facsimile machine or electronic transmission, or the fact that any signature was transmitted thereby, as a defense to the effectiveness of this Amendment.

8. Amendments. No amendment or waiver of any provision of this Amendment shall be effective unless in writing and signed by the Parties hereto.

9. Entire Agreement. This Amendment contains the entire agreement of the Parties with respect to the matters contained herein and all prior agreements and understandings of any kind or

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nature relative to this Amendment are hereby superseded. The parties intend that no other changes be made to the Lease and that the Lease shall continue in full force and effect in accordance with its terms, provisions, and conditions, except as set forth in this Amendment.

10. Authority. The Parties hereto have full right and authority to enter into this Amendment. Landlord acknowledges that it does not need to obtain any third-party consent in order to effectuate this Amendment.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]
[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, this Amendment shall be effective on the date of last execution and the date shall be set forth in the first paragraph of this Amendment as the "Effective Date," provided, however, that neither Party shall be contractually obligated until this Amendment is fully executed by both Parties, acknowledged by all guarantors of the Lease and delivered with signatures by each to the other.

LANDLORD:

MONTROSE AND CLARENDON, LLC,
a Delaware limited liability company

By: The Harlem Irving Companies, Inc.,
an Illinois corporation, its manager

By: [signature]
Name: Vincent G Forgione
Title: Vice President

TENANT:

PLANT X MIDWEST INC., a Delaware corporation

By:______________________________
Name:____________________________
Its:______________________________

Joinder and Consent by PLANTX LIFE, INC.

The undersigned, ______________________ of **PLANTX LIFE, INC.**, a corporation incorporated under the laws of British Columbia ("**Guarantor**"), is one of the guarantors of the Lease. Guarantor hereby joins in and consents to the execution of this First Amendment to Lease which amends Section 1.1.R., Permitted Use, and hereby acknowledges and reaffirms its obligations under that certain Guaranty of Lease dated December 12, 2021 executed and delivered by Guarantor.

Dated: March ___, 2022

Guarantor:

PLANTX LIFE, INC.,
a British Columbia corporation

By:____________________________
Print Name:______________________
Title:___________________________

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IN WITNESS WHEREOF, this Amendment shall be effective on the date of last execution and the date shall be set forth in the first paragraph of this Amendment as the "Effective Date," provided, however, that neither Party shall be contractually obligated until this Amendment is fully executed by both Parties, acknowledged by all guarantors of the Lease and delivered with signatures by each to the other.

LANDLORD:	TENANT:
MONTROSE AND CLARENDON, LLC, a Delaware limited liability company	PETER RUBI, LLC, an Illinois limited liability company
By: The Harlem Irving Companies, Inc., an Illinois corporation, its manager	By:____ Name:____ Its:____
By:____ Name: ____ Title: Vice President	

Joinder and Consent by PLANTX LIFE, INC.

The undersigned, Lorne Rapkin of **PLANTX LIFE, INC.**, a corporation incorporated under the laws of British Columbia ("**Guarantor**"), is one of the guarantors of the Lease. Guarantor hereby joins in and consents to the execution of this First Amendment to Lease which amends Section 1.1.R., Permitted Use, and hereby acknowledges and reaffirms its obligations under that certain Guaranty of Lease dated December 12, 2021 executed and delivered by Guarantor.

Dated: March 31, 2022

Guarantor:

PLANTX LIFE, INC.,
a British Columbia corporation

By: [signature]
Print Name: Lorne Rapkin
Title: CEO

4

RETAIL LEASE AGREEMENT

This Lease ("Lease") is made and entered into this February 10, 2016 by and between **912, LLC** (herein referred to as the **"Lessor"**) and Peter Rubi, LLC (herein referred to as the **"Lessee"**).

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the below purpose the premises designated below (the "Premises"), together with the appurtenances thereto, for the above below.

1. **PREMISES. 15412 S. IL Route 59, Unit 100-108.** A store and back office space consisting of approximately 5,000 square feet as referenced by Exhibit B: Site Plan (hereinafter referred to as the **"Store" or "Premises"**), as located at the shopping center commonly known as **Plainfield Plaza** (the "Shopping Center").

2. **USE.** The Premises shall be used and occupied as a grocery store, and for no other use or purpose whatsoever. It is expressly understood that Tenant shall not sell meat. Tenant shall have the exclusive use to sell produce at Plainfield Plaza.

3. **TERM.** The term of this Lease ("Term") shall be for a period of five (5) years, commencing upon delivery of Suite 100, "Excel Driving School" which is anticipated to be **April 1, 2016** (the "Commencement Date") and expiring on Fiftieth (50th) month after the Commencement Date (the "Expiration Date").

4. **INTENTIONALLY OMITTED.**

5. **INTENTIONALLY OMITTED.**

6. **RENT.**

   A. **BASE RENT.** Lessee shall pay Lessor (or Lessor's agent, if so specified) as rent for the Premises the sum stated below, monthly in advance, through the Expiration Date, at Lessor's address stated below or such other address as Lessor may designate in writing. Rent shall commence upon the Commencement Date.

YEAR	ANNUALLY	MONTHLY
04-01-16 to 03-31-17	$50,000.00	$4,166.67
04-01-17 to 03-31-18	$51,000.00	$4,250.00
04-01-18 to 03-31-19	$52,020.00	$4,335.00
04-01-19 to 03-31-20	$53,060.40	$4,421.70
04-01-20 to 03-31-21	$54,121.61	$4,510.13

   B. **PAYMENT.** Base Rent payable hereunder shall be paid in advance on the first day of each and every calendar month during the Term hereof. Base Rent and all other rent provided herein shall be paid to Lessor without deduction or offset in lawful money of the United States of America. All amounts under this Lease shall payable to the following address: **912, LLC, c/o Greenstone Asset Management, LLC, 30 E. Adams, Suite 300, Chicago, IL 60603** or to such other person or at such other place as Lessor may from time to time designate in writing. All sums due and payable under this Lease shall be deemed rent for the purpose of this Lease.

   C. **LATE PAYMENT.** Any Base Rent, additional rents, as hereinafter provided, and any other amounts due from Lessee to Lessor under this Lease (collectively, "Rent") not paid within five (5) days from the date when due shall (1) incur a Two-Hundred Fifty Dollar ($250.00) late fee, and (2) bear interest from the date due until date paid at the rate of ten (10%) percent per annum, but the payment of such interest shall not excuse or cure any default by Lessee under this Lease. The covenants herein to pay Rent shall be independent of any other covenants set forth in this Lease.

7. **OPTION TO RENEW.** The Lessor hereby gives to Lessee an option to extend the Term of the Lease for an additional one (1) term of five (5) years each for a payment of rental stated below. The option shall be exercisable by Lessee by notice in writing, delivered and actually received by the Lessor at least Six (6) months

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Lessor: [signature]
Lessee: [signature]

modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof and (d) as to any other matters required by Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

14. **SUBORDINATION; ATTORNMENT.** The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgage or trust deed that may hereafter be placed upon the Shopping Center, or any part thereof, and to any and all advances to be made thereunder and to the interest thereon and all renewals, amendments, modifications, replacements and extensions thereof. Tenant shall, within ten (10) days following the request of Landlord or such secured party, execute and deliver whatever instruments may be required to further evidence or confirm the foregoing. Tenant agrees to give any mortgagee of the Shopping Center, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of rents and leases or otherwise) of the name and address of such mortgagee. Tenant further agrees that Tenant shall have no right to, and shall not, take any action with respect to this Lease adverse to the interests of Landlord or any such mortgagee on account of Landlord's default if Landlord or such mortgagee is diligently pursuing the remedies or steps necessary to cure or correct such default, including, without limitation, commencement of foreclosure proceedings if necessary to effect such a cure. Tenant agrees to attorn to and recognize any such mortgagee or a purchase at a foreclosure sale as the successor Landlord hereunder.

15. **LESSEE NOT TO MISUSE.** Lessee will not permit any unlawful or immoral practice, with or without Lessee's knowledge or consent, to be committed or carried on in the Premises by Lessee or by any other person. Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified. Lessee will not keep or use or permit to be kept or used in or on the Premises or any place contiguous thereto any flammable fluids or explosives, without the written permission of Lessor first had and obtained. Lessee will not load floors beyond the floor load rating prescribed by applicable municipal ordinances. Lessee will not use or allow the use of the Premises for any purpose whatsoever that will injure the reputation of the Premises or of the building of which they are a part.

16. **CONDITION ON POSSESSION.** Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof, and no agreements or promises to decorate, alter, repair, or improve the Premises, have been made by Lessor or its agent prior to or at the execution of this Lease that are not herein expressed.

17. **ACCEPTANCE OF PREMISES.** Lessee has accepted the Premises at Commencement Date in accordance with Exhibit E: Lessor's Work. Lessee acknowledges it has conducted a physical inspection of the Premises and has, accepted same on the Commencement Date without representation or warranty, in fact or by law, by Lessor, and without recourse to Lessor as to the condition thereof, or the use to which the Premises may be applied. Lessor shall not be liable for any defects in the Premises or any limitation on their use.

18. **REPAIRS AND MAINTENANCE.** Lessee shall, at Lessee's sole cost and expense, keep the Leased Premises and every part thereof in good condition and repair including, without limitation, the maintenance, replacement and repair of any storefront, signage, doors, doorways, locks, window casements, glazing, plumbing, pipes, electrical wiring and conduits, and heating, ventilating and air-conditioning systems (collectively "HVAC Systems"). Lessee shall obtain, at Lessee's expense, and shall maintain throughout the Lease Term and any extensions thereof, a service contract, with a contractor reasonably acceptable to Lessor, for the repair, replacement and maintenance of said HVAC Systems, said maintenance contract to conform to the requirements under the warranty, if any, on said system. Lessee shall deliver a copy of said contract to Lessor prior to the Term Commencement Date. Lessee shall, upon the expiration or sooner termination of this Lease, surrender the Leased Premises to Lessor in good condition and broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Lessee excepted. Any damage to the Leased Premises or adjacent premises caused by Lessee's use of the Leased Premises shall be immediately repaired, to Lessor's satisfaction, at the sole cost and expense of Lessee. If Lessee refuses or neglects to commence and to complete any or all of the repairs, replacements or maintenance required under this Lease promptly and adequately, Lessor may,

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Lessor: AW
Lessee: BG

prior to the Expiration Date of the this Lease. All of the other terms, conditions, and covenants of this Lease shall remain in effect during the extension term. Further, Lessee shall not be in default of this Lease either at the time of exercise of the option or at the commencement of the extension term, and any default existing at the commencement of the extension shall cause this exercise of the extension to be null and void.

YEAR	ANNUALLY	MONTHLY
04-01-21 to 03-31-22	$55,204.04	$4,600.34
04-01-22 to 03-31-23	$56,308.12	$4,692.34
04-01-23 to 03-31-24	$57,343.28	$4,786.19
04-01-24 to 03-31-25	$58,582.97	$4,887.91
04-01-25 to 03-31-26	$59,754.63	$4,979.55

8. ADDITIONAL RENT.

A. TAXES. Lessor shall cause to be paid all taxes levied or assessed against the Leased Premises before they become delinquent and the parties further agree as follows:

As additional rent, Lessee shall pay Lessor an amount equal to the taxes applicable to the leased premises for each calendar year of the term except that the amount to be paid by Lessee with respect to the calendar years during which the term begins and ends shall be adjusted pro rata on the basis of the number of days of the term falling within said years.

For the purposes of this Section, "taxes" shall include but not be limited to the following: Real estate taxes, general and special (including interest payable with any installments); any other such taxes, charges and assessments which are levied with respect to the buildings and any improvements, fixtures and equipment on the premises; any taxes with respect to the possession, leasing, operation, management, alteration, repair or use of the leased premises or any portion thereof, fees or assessments for any governmental services to the premises; any gross receipts tax and/or any tax which shall be levied in addition to or in lieu of real estate possessory interest or personal property taxes under this lease; and any fees, expenses or costs incurred by Lessor in protesting any assessments, levies or tax rate that result in the reduction of tax liability.

From time to time, but in no event less than once a year, Lessor shall deliver to Lessee a statement estimating Lessee's share of taxes for the current or following calendar year, as the case may be, and Lessee shall pay to Lessor, together with the installments of basic rent due hereunder, an amount equal to one twelfth (1/12th) of such estimated amount; provided, however, that Lessor shall deliver to Lessee a statement in reasonable detail showing the actual amount due from Lessee for each year, and if Lessee's share as per such statement is greater than the installments paid by Lessee on account thereof Lessee shall promptly remit such deficiency to Lessor. If Lessee's share as per such statement is less than the installments paid by Lessee, Lessor shall retain such excess sum to be applied towards Lessee's share of any current or future taxes for the following year.

For the purposes of this Section, the Term "Lessee's pro rata share" shall be equal to 10.101%.

B. INSURANCE PREMIUMS. As additional rent, the commencement of the term hereof, Lessee covenants to pay Lessee's pro rata share, of the insurance premiums applicable to the Retail Center for each calendar year of the term except that the amount to be paid by Lessee with respect to the calendar years during which the term begins and ends shall be adjusted pro rata on the basis of the number of days of the term falling within said years.

From time to time, but in no event less than once a year, Lessee shall deliver to Lessee a statement be, and Lessee shall pay to Lessor, together with the installments of basic rent due hereunder, an amount equal to one-twelfth (1/12th) of such estimated amount; provided, however that Lessor shall deliver to Lessee a copy of the actual premiums for each such year, together with a statement in reasonable detail showing the actual amount due from Lessee for each such year, and if Lessee's share as per such statement is greater than the installments paid by Lessee on account thereof, Lessee shall promptly remit such

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Initials
Lessor: [signature]
Lessee: BG

deficiency to Lessor. If Lessee's share as per such statement is less than the installments paid by Lessee, Lessor shall retain such excess sum to be applied towards Lessee's share of insurance premiums for the following year.

For the purposes of this Section, the term "Lessee's pro rata share" shall be equal to 10.101%.

C. **COMMON AREA MAINTENANCE AND OPERATING COSTS.** Operating Costs shall mean any and all costs and expenses of every kind and nature paid or incurred by Landlord (including appropriate reserves) in operating, managing, equipping, policing and protecting (if and to the extent provided by Landlord), insuring, servicing, lighting, repairing, replacing, cleaning and maintaining the Common Areas including but limited to such maintenance and repair as shall be required in Landlord's judgment to upgrade, maintain and preserve the Common Areas in suitable condition and status. Management Fees for the Project, all expenses of security and fire protection including at the option of the Landlord servicing Lessee with fire extinguishers (If and to the extent such service provided by Landlord) Pedestrian and vehicular traffic direction and control, all costs and expenses of cleaning, removing of rubbish, dirt, debris, snow and ice, all costs and expense of maintaining, planting, replanting and replacing flowers and landscaping; water and sewerage charges; professional fees including, but not limited to, accounting and legal fees relating to the common areas, required licenses and permits; all costs and expenses for supplies and operation of loud speakers and any other sound equipment; all costs and expenses incurred by Landlord in the testing, maintaining and repairing of sprinkler and other systems in any located in the Common Areas or at Landlord's option in the Premises; all charges for the use and service of utility services for the Common Areas, including, but not limited to, ~~heating, ventilating and air-conditioning costs and~~ all costs and expenses of maintaining lighting fixtures including the light bulbs and electric current, maintenance of all utility facilities not maintained by the utility company, all costs, expenses, surcharges or other impositions or assessments incurred by Landlord in connection with environmental protection legislation or regulations or assessed against or imposed on the Common Areas or any part thereof with regard or in connection with impacts on public services, facilities or infrastructure; depreciation ,interest and all other costs resulting from improvement or additions imposed and required by regulatory agencies; cost of equipment, machinery and facilities not properly chargeable to capital; reasonable depreciation of equipment, machinery and facilities; rents paid for the leasing of equipment, machinery and facilities and finance charges paid for the purchase of equipment, machines and facilities which are capital assets and are used in the operation of the Common Areas. All other costs as Landlord may reasonably determine for the proper operation and maintenance of the Common Areas; all costs and expenses directly relating to the parking facilities and the capital costs of the equipment, improvements, repairs, replacements, additions and alterations.

For the purposes of this Section, the Term "Lessee's pro rata share" shall be equal to 10.101%.

D. Tenant's proportionate share of Taxes, Insurance Premiums and Common Area Maintenance and Operating Costs (collectively, "Additional Rent") shall be due and payable beginning on Commencement Date and shall be due and payable on an estimated basis during the first year of the Term hereof. **To Lessor's best knowledge and based on prior years' Taxes, Insurance Premiums and Common Area Maintenance and Operating Costs, Tenant's monthly Additional Rent payment shall be $2,058.33.** Such Additional Rent payment shall be in addition to the Base Rent payment. Base Rent and Additional Rent shall be known as "Rent."

Lessor, at the end of the term, shall be entitled upon thirty (30) days' prior written notice to charge Lessee's security deposit, if any, for additional rental payments due hereunder but not paid.

~~E. **MONUMENT SIGN.** At or near the time of the execution of this Lease, Lessor is endeavoring to obtain approval from municipal bodies for the installation of a monument sign at one or more locations at the Shopping Center (the "Monument Sign"). If approved, the capital expenditure related to the approval installation and maintenance of the Monument Sign shall be considered part of the Common Area Maintenance and Operating Costs of the Shopping Center and shall be included as part of Lessee's Additional Rent according to Lessee's proportionate share.~~

~~In the event that the Monument Sign is approved and installed at the Shopping Center, Lessee and Lessor may, but shall not be obligated, to negotiate the placement of signage on the Monument Sign advertising~~

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Lessor: [signature]
Lessee: SG

~~Lessee's business. The terms and provisions of such negotiations shall be separate and apart from the rights and obligations of the parties set forth herein and shall be memorialized in a separate written document. This subsection E shall in no way obligate Lessor to install the Monument Sign or guarantee signage to Lessee.~~

9. **UTILITIES.** Lessee shall be solely responsible for and promptly pay all charges for heat, gas, electricity, water and any other utilities consumed in the Premises. Should Lessor elect to supply the water, gas, heat, electricity or any other utility used or consumed in the Premises, Lessee agrees to purchase and pay for the same as Additional Rent at the rate paid by the Lessor, which rate shall be market competitive. In no event shall Lessor be liable for any interruption in the supply of any such utilities to the Premises, unless Lessor elects to supply the same.

10. **SECURITY DEPOSIT.** Lessee has deposited with Lessor the sum of Seven Thousand Five Hundred Dollars and 00/100 ($7,500.00) (the "Security Deposit") as security for the full and faithful performance of every provision of this Lease to be performed by Lessee. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Lessor may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which the Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of the Security Deposit is used or applied, Lessee shall within five (5) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount, and Lessee's failure to do so shall be a material breach of and default under this Lease affording Lessor all remedies reserved herein. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest thereon. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee (or at Lessor's option to the last assignee of Lessee's interest hereunder) at the Expiration Date and upon Lessee's vacation of the Premises.

11. **SUBLETTING; ASSIGNMENT.** The Premises shall not be sublet in whole or in part to any person other than Lessee, and Lessee shall not assign this Lease without, in each case, the consent in writing of Lessor first had and obtained, such consent to be at Lessor's sole and absolute discretion; nor permit to take place by any act or default of himself or any person within his control any transfer by operation of law of Lessee's interest created hereby; nor offer for lease or sublease the Premises, nor any portion thereof, by placing notices or signs of "To Let," or any other similar sign or notice in any place, nor by advertising the same in any newspaper or place or manner whatsoever without, in each case, the consent in writing of Lessor first had and obtained, such consent to be at Lessor's sole and absolute discretion. If Lessee, or any one or more of the Lessees, if there be more than one, shall make an assignment for the benefit of creditors, or shall be adjudged a bankrupt, Lessor may terminate this lease, and in such event Lessee shall at once pay Lessor a sum of money equal to the entire amount of Rent reserved by this Lease for the then unexpired portion of the Term hereby created, as liquidated damages.

12. ~~**LANDLORD'S RIGHT TO RELOCATE TENANT.** Landlord may, at any time after execution of this Lease, change the location of the Premises to another area of the Shopping Center (the "New Premises"), provided that the New Premises are similar in area to the Premises and suitable, in the reasonable opinion of Landlord, for the conduct of Tenant's business. If Landlord exercises the relocation right granted under this Section at any time after the Effective Date, Landlord shall reimburse Tenant for those reasonable and documented moving expenses of Tenant which are directly incident to such substitution, and Landlord shall also pay the cost incurred in order to improve the New Premises so that the New Premises are substantially similar to the Premises. Landlord shall give Tenant no less than thirty (30) days written notice of Landlord's exercise of its relocation right under this Section. Tenant shall cooperate with Landlord, in all reasonable respects, so as to facilitate Tenant's relocation to the New Premises. If Tenant fails to so cooperate with Landlord, Landlord shall be absolutely relieved of any and all responsibilities and any and all damages or injury to Tenant, its agents or employees, or to the property or business of Tenant during such move.~~

13. **TENANT'S ESTOPPEL:** Tenant shall at any time and from time to time upon not less than three (3) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect, (or if modified, stating the nature of such

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Lessor: [signature]
Lessee: BG

but shall not be required to, make and complete said repairs and Lessee shall pay the cost thereof, together with a twenty percent (20%) administrative expense, to Lessor, upon demand, as additional rent under this Lease.

19. **ACCESS TO PREMISES.** Lessee shall allow Lessor or any person authorized by Lessor free access to the Premises for the purpose of examining or exhibiting the same, or to make any repairs or alterations thereof which Lessor may see fit to make, and Lessee will allow Lessor to have placed upon the Premises at all times notices of "For Sale" and "For Rent", and Lessee will not interfere with the same.

20. **NON-LIABILITY OF LESSOR.** Except as provided by Illinois statute, Lessor shall not be liable to Lessee for any damages or injury to Lessee or its property occasioned by the failure of Lessor to keep the Premises in repair, and shall not be liable for any injury done or occasioned by wind or by or from any defect of plumbing, electric wiring or of insulation thereof, gas pipes, water pipes, or steam pips, or from broken stairs, porches, railing or walks, or from the backing up of any sewer pipe or down-spout, or from the bursting, leaking or running of any tank, tub, washstand, water closet or waste pipe, drain, or any other pipe or tank in, upon or about the Premises or the building of which they are a part nor from the escape of steam or hot water from any radiator, it being agreed that said radiators are under the control of Lessee, nor for any such damage or injury occasioned by water, snow or ice being upon or coming through the roof, skylight, trap-door, stairs, walks or any other place upon or near the Premises, or otherwise, nor for any such damage or injury done occasioned by the falling of any fixture, plaster or stucco, nor for the damage or injury arising from any act, omission or negligence of co-tenants or of other persons, occupants of the same building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, or of Lessor's agents or Lessor, all claims for any such damage or injury being hereby expressly waived by Lessee.

21. **RESTRICTIONS (SIGNS, ALTERATIONS, FIXTURES).** Lessee shall not attach, affix or exhibit or permit to be attached, affixed or exhibited, except by Lessor or its agent, any articles of permanent character or any sign, attached or detached, with any writing or printing thereon, to any window, floor, ceiling, door or wall in a any place in or about the Premises, or upon any of the appurtenances thereto, without in each case the written consent of Lessor first had and obtained, such consent to be at Lessor's sole and absolute discretion; and shall not commit or suffer any waste in or about said Premises; and shall make no changes or alterations in the Premises by the erection of partitions or the papering of walls, or otherwise, without the consent in writing of Lessor, such consent to be at Lessor's sole and absolute discretion; and in case Lessee shall affix additional locks or bolts on doors or window, or shall place in the Premises lighting fixtures or any fixtures of any kind, without the consent of Lessor first had and obtained, such locks, bolts and fixtures shall remain for the benefit of Lessor, and without expense of removal or maintenance to Lessor. Lessor shall have the privilege of retaining the same if Lessor desires. If Lessor does not desire to retain the same, Lessor may remove and store the same, and Lessee agrees to pay the expenses of removal and storage thereof. The provisions of this paragraph shall not however apply to Lessee's trade fixtures, equipment and movable furniture.

22. **LIABILITY INSURANCE.** From and after the date on which Lessor tenders possession of the Premises to Lessee, and during the Term and at any other time that Lessee enters upon or has access to the Premises, Lessee, at Lessee's sole expense, shall keep in full force and effect a policy of public liability and property damage insurance from a A- company or better as determined by A.M. Best & Company rating bureau, with respect to the Premises, and also shall keep in full force an insurance policy for worker's compensation on any all employees of the Lessee and shall provide evidence of said insurance policy for to Lessor prior to Lessee's entry upon the Premises, and with each policy renewal period and the business operated by Lessee and any subtenants of the Lessee in the Premises in which the limits of public liability shall not be less than $1,000,000.00 per person and $1,000,000.00 per accident and $2,000,000.00 aggregate and in which the property damage liability shall not be less than $300,000.00. The policy shall name Lessor, any person, firm or corporations designated by Lessor and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Lessor ten (10) days prior written notice. A copy of the policy of a certificate of insurance shall be delivered to Lessor within thirty (30) days from the date of this Lease. If such certificate is not provided within thirty (30) days from the date of this Lease, Lessor has the right, but not the obligation, to secure such coverage and bill Lessee for the premium as additional Rent.

23. **INCREASE IN FIRE INSURANCE PREMIUM.** Lessee agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article that may be prohibited by the standard form of fire insurance policy. Lessee further agrees to comply with recommendations as issued from time to time by Lessor's insurance

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Lessor: [signature]
Lessee: [signature]

carrier. Lessee agrees to pay any increase in premiums for fire and extended insurance that may be charged during the Term on the amount of such insurance which may be carried by Lessor on said Premises or the building of which they are a part, resulting from the type of merchandise sold, or the type of business activity conducted by Lessee in the Premises, whether or not Lessor has consented to the same. In determining whether increased premiums are the result of Lessee's use of the Premises, a schedule issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire and extended coverage insurance rate on the Premises.

In the event Lessee's occupancy causes an increase of premium for the fire, boiler, and/or casualty rates on the Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, Lessee shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason, thereof. Lessee also shall pay in such event; any additional premium on the rent insurance policy that may be carried by Lessor for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Lessor to Lessee at such times as Lessor may elect and shall be due from, and payable by Lessee when rendered, and the amount thereof shall be deemed to be, and paid as, Additional Rent.

24. **INDEMNIFICATION OF LESSOR.** Lessee hereby indemnifies Lessor, Lessor's beneficiaries (if any), Lessor's mortgagee (if any) and Lessor's property manager, if any, and their respective agents, officers, employees and contractors (collectively, the "Lessor Indemnified Parties"), and saves the Lessor Indemnified Parties harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Lessee of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, lessees or concessionaries. In case any Lessor Indemnified Parties shall, without fault on their part, by made parties to any litigation commenced by or against Lessee, the Lessee shall protect and hold Lessor and any of Lessor Indemnified Parties (and each of them) harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor and Lessor's beneficiaries in connection with such litigation. Lessee shall also pay all costs, expenses and attorney's fees that may be incurred or paid by Lessor and any of Lessor Indemnified Parties in enforcing the covenants and agreements in this Lease.

25. **ENVIRONONMENTAL RESTRICTIONS.** During the Term, Lessee agrees not to use or permit the use of the Premises for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, substance or waste, except as is normally generated in compliance with all applicable law, including but not limited to regulations under OSHA, and Lessee shall indemnify and hold Lessor and Lessor's mortgages (lenders) harmless from any and all costs, expenses, losses, actions, suits, claims, judgments, and any other liability whatsoever in connection with a breach by Lessee of any federal, state or local environmental protection laws and regulations.

26. **FIRE AND CASUALTY.** In case the Premises shall be rendered untenantable by fire, explosion or other casualty, Lessor may, at its option, terminate this Lease or repair the Premises within sixty (60) days. If Lessor does not repair the Premises within said time, or the building containing the Premises shall have been wholly destroyed, the term hereby created shall cease and terminate.

27. **TERMINATION; HOLDING OVER.** At the termination of the Term of this lease, by lapse of time or otherwise, Lessee will yield up immediate possession of the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear expected, and will return the keys therefore to Lessor at the place of payment of Rent. If Lessee retains possession of the Premises or any part thereof after the termination of the Term by lapse of time or otherwise, then Lessor may at its option within thirty (30) days after termination of the Term serve written notice upon Lessee that such holding over constitutes either (a) a renewal of this Lease for one year, and from year to year thereafter, at double the rental (computed on an annual basis) specified in Section 1, or (b) creation of a month to month tenancy, upon the terms of this Lease except at double the monthly rental specified in Section 1, or (c) creation of a tenancy at sufferance, at a rental rate of 125% of the previous year's rent, for the time Lessee remains in possession. If no such written notice is served then a tenancy a tenancy at sufferance with rental as stated at (c) shall have been created. Lessee shall also pay to Lessor all damages sustained by Lessor resulting from retention of possession by Lessee. The provisions of this paragraph shall not constitute a waiver by Lessor of any right of re-entry as hereinafter set forth; nor shall receipt of any Rent

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Lessor: [signature]
Lessee: RG

or any other act in apparent affirmance of tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the covenants herein.

28. LESSOR'S REMEDIES. If Lessee shall vacate or abandon the Premises or permit the same to remain vacant or unoccupied for a period of ten (10) days, or in case of the non-payment of the Rent reserved hereby, or any part thereof, or of the breach of any covenant in this Lease contained, Lessee's right to the possession of the Premises thereupon shall terminate with or (to the extent permitted by law)without any notice or demand whatsoever, and the mere retention of possession thereafter by Lessee shall constitute a forcible detainer of the Premises; and if the Lessor so elects, but not otherwise, and with or without notice of such election or any notice or demand whatsoever, this Lease shall thereupon terminate, and upon the termination of the Lessee's right of possession, as aforesaid, whether this Lease be terminated or not, Lessee agrees to surrender the Premises immediately, without the receipt of any demand for Rent, notice to quit or demand for possession of the Premises whatsoever, and hereby grants to Lessor full and free license to enter into and upon the Premises or any part thereof, to take possession thereof with or (to the extent permitted by law) without a process of law, and to expel and to remove Lessee or any other person who may be occupying the Premises or any part thereof, and Lessor may use such force in and about expelling and removing Lessee and other persons as may reasonably be necessary, and Lessor may re-possess itself of the Premises as of Lessor's former estate, but such entry of the Premises shall not constitute a trespass of forcible entry or detainer, nor shall it cause a forfeiture of Rents due by virtue thereof, nor a waiver of any covenant, agreement or promise in this Lease contained, to be performed by Lessee. Lessee hereby waives all notice of any election made by Lessor hereunder, demand for Rent, noticed to quit, demand for possession, and any and all notices and demand whatsoever, of any and every nature, which may or shall be required by any statue of this state relating to forcible entry and detainer, or to landlord and Lessee, or by the common law, during the term of this Lease or any extension thereof. The acceptance of Rent, whether in a single instance or repeatedly, after it falls due, or after knowledge of any breach by Lessee, or the giving or making of any or demand, whether according to any statutory provisions or not, or any act or series of acts except an express written waiver, shall not be construed as a waiver of Lessor's rights to act without notice or demand or of any other right hereby given Lessor, or as an election not to proceed under the provisions of this Lease.

29. RIGHT TO RELET. If Lessee's right to the possession of the Premises shall be terminated in any way, the Premises, or any part thereof, may but need not (except as provided by Illinois statute), be relet by Lessor, for the account and benefit of Lessee, for such rent and upon such terms and to such person and for such period or periods as may seem fit to the Lessor, but Lessor shall not be required to accept or receive any tenant offered by the Lessee, not to do any act whatsoever or exercise any diligence whatsoever, in or about the procuring of any care or diligence by Lessor in the reletting thereof; and if a sufficient sum shall not be received from such reletting to satisfy the Rent hereby reserved, after paying the expenses of reletting and collection, including commissions to agents, and including also expenses of redecorating, Lessee agrees to pay and satisfy all deficiency; but the acceptance of a tenant by Lessor, in place of Lessee, shall not operate as a cancellation hereof, nor to release Lessee from the performance of any covenant, promise or agreement herein contained, and performance by any substituted tenant by the payment of Rent, or otherwise, shall constitute only satisfaction pro tanto of the obligations of Lessee arising hereunder.

30. COST AND FEES. Lessee shall pay upon demand all of Lessor's costs, charges and expenses, including fees of attorneys, agents and others retained by Lessor, incurred in enforcing any of the obligations of Lessee under this Lease or in any litigation, negotiation, or transaction in which Lessor shall, without Lessor's fault, become involved through or on account of this Lease.

31. CONFESSION OF JUDGMENT. Lessee hereby irrevocably constitutes and appoints any attorney of any court of record in this State, to be the true and lawful attorney for Lessee and in its name ad stead, to enter Lessee's appearance in any suit or suits that may be brought in any court in this State at any time when any money is due hereunder for rent or otherwise, to waive the issuing of process and service thereof and trial by jury or otherwise, and to confess a judgment or judgments for such money so due and for costs of suit and for reasonable attorneys' fees in favor of Lessor, and to release all errors that may occur or intervene in such proceedings, including the issuance of execution upon any such judgment, and to stipulate that no writ of error or appeal shall be prosecuted from such judgment or judgments, nor any bill in equity filed, nor any proceedings of any kind taken in law or equity to interfere in any way with the operation of such judgment or judgments or of execution issued thereon and to consent that execution may immediately issue thereon.

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Lessor: ___
Lessee: BG

32. LESSOR'S LIEN. Lessor shall have a first lien upon the interest of Lessee under this Lease, to secure the payment of all moneys due under this Lease, which lien may be foreclosed in equity at any time when money is overdue under this Lease: and the Lessor shall be entitled to name a receiver of said leasehold interest, to be appointed in any such foreclosure proceeding, who shall take possession of said Premises and who may relet the same under the orders of the court appointing him.

33. REMOVAL OF OTHER LIENS. In the event any lien upon Lessor's title results from any act or neglect of Lessee, and Lessee fails to remove said lien within ten (10) days after Lessor's notice to do so, Lessor may remove the lien by paying the full amount thereof or otherwise and without any investigation or consent of the validity thereof, and Lessee shall pay Lessor upon request the amount paid out by Lessor in such behalf, including Lessor's costs, expense and counsel fees.

34. REMEDIES NOT EXCLUSIVE. The obligation of Lessee to pay the Rent reserved hereby during the balance of the Term hereof, or during any extension hereof, shall not be deemed to be waived, released or terminated, nor shall the right and power to confess judgment given in paragraph 16 hereof be deemed to be waived or terminated by the service of any five-day notice, other notice to collect, demand for possession, or notice that the tenancy hereby created will be terminated on the date therein named, the institution of any action of forcible detainer or ejectment or any judgment for possession that may be rendered in such action, or any other act or acts resulting in the termination of Lessee's right to possession of the Premises. The Lessor may collect and receive any Rent due from Lessee, and payment or receipt thereof shall not waive or affect any such notice, demand, suit, or judgment, or in any manner whatsoever waive, affect, change, modify or alter any rights or remedies which Lessor may have by virtue hereof.

35. CONFIDENTIALITY. Lessee agrees to keep the terms, but not the existence, of this Lease confidential and not to disclose such terms to any other person or entity, including but not limited to other tenants at the Shopping Center, unless required to do so by applicable law, by a subpoena or order of a court of competent jurisdiction or in connection with the enforcement by a party of its rights under this Lease or to the extent it is necessary to disclose the terms of this Lease to its accountants, attorneys, underwriters or agents. Lessee agrees to instruct its respective accountants, attorneys, underwriters or agents to maintain the confidentiality of the terms of this Lease.

36. BROKERS. Lessor and Lessee shall each hold harmless and indemnify each other from and against any and all costs (including attorneys' fees), expense or liability for any compensation, commission, and charges claimed by any other broker or agent than Leo Solarte of Greenstone Partners, LLC with respect to this Lease or the negotiation thereof. Lessor shall pay a commission to Leo Solarte of Greenstone Partners, LLC pursuant to a separate agreement.

37. NOTICES. Notices or demands required or permitted to be given hereunder shall be given in writing by United States registered or certified mail, return receipt requested, with postage prepaid, and addressed as defined below.

If to Lessor:	912, LLC c/o Greenstone Asset Management, LLC 300 E. Adams St., Suite 300 Chicago, IL 60603
If to Lessee:	PETER RUBI, LLC 15412 S. IL Route 59 Unite 106 Plainfield, IL 60544

38. MISCELLANEOUS. (a) Provisions typed on this Lease and all riders attached to this lease and signed by Lessor and Lessee are hereby made part of this Lease. (b) Lessee shall keep and observe such reasonable rules and regulations now or hereafter required by Lessor, which may be necessary for the proper and orderly care of the building of which the Premises are a part. (c) All covenants, promises, representations and agreements

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Lessor: MW
Lessee: BG

herein contained shall be binding upon, apply and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns. (d) The rights and remedies hereby created are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another. (e) The words "Lessor" and "Lessee" wherever used in this Lease shall be construed to mean Lessors and Lessees in all cases where there is more than one Lessor or Lessee, and to apply to individuals, male or female, or to firms or corporations, as the same may be described as Lessor or Lessee herein, and the necessary grammatical changes shall be assumed in each case as though fully expressed. If there is more than one Lessee the warrant of attorney in paragraph 16 is given jointly and severally and shall authorize the entry of appearance of, and waiver of issuance of process and trial by jury by, and confession of judgment against any one or more of such Lessees, and shall authorize the performance of every other act in the name of and on behalf of any one or more of such Lessees.

39. **SEVERABILITY.** If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid, or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances.

[SIGNATURES ON FOLLOWING PAGE]

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Lessor: [signature]
Lessee: BG

WITNESS the hands and seals of the parties hereto, as of the date of this Lease stated above.

Signed, sealed and delivered in the presence of:	LESSOR: 912, LLC
Witness #1	By: Michael Venegoni, Manager
Witness #2	Attest:

Signed, sealed and delivered in the presence of:	LESSEE: Peter Rubi, LLC.
Witness #1	By: Name: Brandon Graves, CEO
Witness #2	Attest:

Exhibit Index
Exhibit A - Guaranty
Exhibit B – Site Plan
Exhibit C – Shopping Center Rules
Exhibit D – Lessor's Work

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Lessor: ______
Lessee: BG

EXHIBIT A

Guaranty

The Guartor, Brandon Graves ("Guarantor"), of Shorewood, Illinois in consideration of the leasing of the Premises described in the Lease to which this Exhibit is attached ("Lease") dated 2/11/2016 by and between 912, LLC ("Lessor") and Peter Rubi, LLC ("Lessee"), does hereby covenant and agree as follows:

1. Guarantor guarantees, absolutely and unconditionally: (1) the payment when due of all of Lessee's rental obligations and other payments due under the Lease and the completion of all of Lessee's improvements to the leases premises; (b) the full and complete payment of any and all fees, costs, and expenses including attorney's' fees incurred by Lessor at any time prior to or subsequent to a default, in enforcing or realizing upon the obligations of Lessor under the Lease and Guarantor hereunder; and (c) the performance of all Lessee's covenants and obligations under the Lease (collectively, the "Lessee's Obligations"). If Lessee shall default at any time in the performance of any of the Lessee's Obligations, the Guarantor, at his sole cost and expense, shall fully and promptly perform all of the Lessee's Obligations. The Guarantor hereby waives all requirements of notice of the acceptance of this Guaranty and all requirements o notice of breach for non-performance by Lessee.

2. The obligations of the Guarantor hereunder are independent of, and may exceed, the obligations of Lessee. A separate action or actions may, at Lessor's option, be brought and prosecuted against the Guarantor, whether or not any action is first or subsequently brought against Lessee and whether or not Lessee is joined in any action of proceeding commenced by Lessor against Lessee arising out of, in connection with, or based upon the Lease with respect to the obligations guaranteed hereunder. The Guarantor waives any right to require Lessor to proceed against Lessee or pursue any other remedy in Lessor's power whatsoever, any right to complain of delay in the enforcement of Lessor's rights under the Lease, and any demand by Lessor and/or prior action by Lessor of any nature whatsoever against Lessee or otherwise. If there is more than one Guarantor, the obligations hereunder shall be joint and several.

3. The Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising (including re-assignment of a franchise), licensing or permitting under the Lease and further notwithstanding any bankruptcy or judicial proceeding against Lessee for insolvency or by Lessee for relief from indebtedness. The Guarantor hereby waives notice of any of the foregoing and agrees that the liability of the Guarantor hereunder shall be based upon the obligations of Lessee set forth in the Lease, as guaranteed hereunder. For the purpose of this Guaranty and the obligations and liabilities of the Guarantor hereunder, Lessee shall be deemed to include any and all permitees, or others directly or indirectly operating or conducting a business in or from the premises, as fully as if the same were the named Lessee under the Lease.

4. The Guarantor's obligation hereunder shall remain fully binding, although Lessor may have waived one or more defaults by Lessee, extended the time of performance by lessee, released, returned or misapplied other collateral at any time given as security for Lessee's obligations (including the Security Deposit or other guarantees), and/or released Lessee from the performance of its obligation under the Lease and this Guaranty shall terminate upon performance of all guaranteed obligation hereunder.

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Lessor: [initials]
Lessee: BG

5. This Guaranty shall be applicable to and shall be binding upon the heirs, executors, administrators, representatives, successors and assigns of the Guarantor and inure to the benefit of Lessor, is heir, executors, administrators, representative, successors and assigns. Lessor may, without notice, assign this Guaranty in whole or in part.

6. This Guaranty shall be construed under the laws of the State of Illinois.

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty this 11 day of February, 2016.

Signature: [signature]
Print: Brandon Gaines
SS#: 355-84-8436
Address: 612 Nottingale Ln
Shorewood, IL 60404

STATE OF ILLINOIS)
) SS
COUNTY OF WILL)

The above signed ______________________ and ______________________ having come before me, a notary public for the County of Will and State of State of Illinois, I swear that these persons are personally known to me and that these are their true signatures and seals, affixed before me this ______ day of ____________, _____.

____
Notary Public

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Lessor: [initials]
Lessee: BG

EXHIBIT B

Site Plan

S. DIVISION ST.
W. FORT BROS

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Lessor: ______
Lessee: BG

EXHIBIT B

Shopping Center Rules

Trash	All garbage and refuse shall be kept in the kind of containers specified by Landlord, and shall be placed outside of the Leased Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the costs of removal of any of Tenant's refuse or rubbish. Tenant shall not permit any dumping, disposing, incineration or reduction of garbage, except as set forth in these Rules and Regulations.
Deliveries	All loading and unloading of goods and any other deliveries shall be done only at such times, in the areas, and through the entrances, designated, for such purposes by Landlord.
Noise	No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.
Employee Parking	Tenant and Tenant's employees shall park their vehicles only in those portions of the parking area designated by Landlord. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees, within five (5) days after taking possession of the Leased Premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees, fail to park their cars in designated parking areas as aforesaid, then Landlord at its option shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damages.
Temperature Maintenance	If the Leased Premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.
Extermination	Tenant shall use, at Tenant's sole cost and expense, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.
Sidewalks	The outside sidewalk area immediately adjoining the Leased Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas. Lessee shall be able to have a cart corral on the sidewalk near the entrance to the Leased Premises. Lessee shall be able to place product and signage on the sidewalk consistent with their business. Lessee shall allow room for access to the sidewalk for Shopping Center customers and tenants.
Outside Displays	Tenant shall not use any of the Shopping Center common areas for display and/or sale of merchandise without the express written approval of Landlord, which approval may be given or withheld in Landlord's sole discretion.
Roof	Tenant shall not affix anything to the roof of the Leased Premises and Shopping Center and shall not bore any holes through the roof for any purpose whatsoever. Lessee shall be able to place a condenser on the roof to allow Tenant access and pipes to the coolers contained in the leased Premises.
Lighting	Tenant shall light its signs and its display windows, if any, each and every day of the Term, during those hours designated by Landlord.

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Lessor: /
Lessee: BG

Awnings	No awning or other projection shall be attached to the outside walls of the Leased Premises or the building of which they form a part.
Aerials or Antennas	No radio or television aerial or any other aerial shall be erected on the roof or exterior walls of the Leased Premises or the building of which they form a part, or on the Shopping Center grounds without, in each instance, the prior written consent of Landlord, which approval may be given or withheld in Landlord's sole discretion.
Going-Out-of-Business Sales	No auction, fire, bankruptcy, going-out-of-business or distress sales shall be conducted on or about the Leased Premises.
Noxious Odors; Emissions	Tenant shall not make or permit any emission of odor, dust, smoke or gases that Landlord, in its sole and absolute discretion, deems objectionable to emanate from the Leased Premises.
Lodging	No person shall use the Leased Premises as sleeping quarters, sleeping apartments or lodging rooms.
Vending Machines	Except as otherwise specifically permitted in the Lease, Tenant shall not operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages or services, including, but not limited to, pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of foods, beverages, candy, tobacco products or other commodities or any moving sign or fixture of any kind without prior written consent of Landlord.

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Lessor: [signature]
Lessee: BG

EXHIBIT C

Lessor's Work

Landlord will deliver the office space to the Tenant in as-is, where-is condition.

TENANT IMPROVEMENT ALLOWANCE: Lessor will provide Lessee with a Tenant Improvement Allowance of Seven Thousand Five Hundred Dollars ($7,500.00) Dollars. The Tenant Improvement Allowance will be given as a credit to rent to Lessee upon Opening of Business and presentation of all Lien Waivers from Lessee's contractors.

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Lessor: [initials]
Lessee: BG

ASSIGNMENT AND FIRST AMENDMENT TO LEASE

THIS ASSIGNMENT AND FIRST AMENDMENT TO LEASE (“Assignment”) is entered into as of December 12, 2021 (the “Assignment Date”), by Rezin Family Investments LLC, an Illinois limited liability company (“Landlord”), and Peter Rubi, LLC, an Illinois limited liability company (“Assignor”), and PlantX Midwest Inc., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, Landlord’s predecessor (“Previous Landlord”) and Assignor are parties to (i) that certain Retail Lease Agreement dated February 10, 2016 (“Lease 1”), pursuant to which Assignor has leased from Landlord approximately 5,000 rentable square feet known as Units 100-108 (“Premises 1”) located in the Plainfield Plaza Shopping Center located at 15412 South Illinois Route 59, Plainfield, Illinois (the “Shopping Center”), as more particularly described in Lease 1 and (ii) that certain Retail Lease Agreement dated February 11, 2016 (“Lease 2”), pursuant to which Assignor has leased from Landlord approximately 2,500 rentable square feet known as Unit 120 (“Premises 2”) located in the Shopping Center, as more particularly described in the Lease 2;

WHEREAS, in this Assignment, Lease 1 and Lease 2 are collectively referred to as the “Leases” and Premises 1 and Premises 2 are collectively referred to as the “Premises”;

WHEREAS, prior to the Assignment Date, Landlord has acquired all of Previous Landlord’s right, title and interest in and to the Shopping Center and the Leases;

WHEREAS, Assignee intends to acquire certain assets in connection with Assignor’s business located at the Premises (the “Transaction”); and

WHEREAS, in connection with the closing of the Transaction, Assignor desires to assign to Assignee all of Assignor’s right, title and interest as tenant in and to the Leases, and Assignee desires to accept such assignment (the “Assignment”). Landlord has agreed to consent to the Assignment, all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee hereby agree as follows:

AGREEMENTS

1.            Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.            Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Leases.

3.            Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Leases and in and to any security deposits and prepaid rent made by Assignor under the Leases. Landlord hereby consents to such assignment and transfer notwithstanding any other requirements or obligations set forth in the Leases.

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4.            Assumption. Assignee hereby assumes and agrees to pay, perform, fulfill, and comply with all covenants and obligations (including, without limitation, all rent covenants) to be paid, performed, fulfilled, or complied with by Assignor, as tenant, under the Leases arising from and after the Assignment Date. Landlord hereby consents to such assumption notwithstanding any other requirements or obligations set forth in the Leases.

5.            Term. Assignee hereby exercises the Option to Renew, as set forth in Section 7 of the Leases. Accordingly, the term of the Leases is hereby extended for a period of five (5) years (the “Extension Term”), beginning on December 1, 2021 (the “Extension Term Commencement”), and expiring at the end of the day on November 30, 2026 (“Extension Term Expiration”).

6.            Rent. Base Rent for the Premises during the Extension Term shall be payable in equal monthly installments due and payable on the first day of each month during the Extension Term. The rate for the Extension Term shall be as follows:

UNIT	PERIOD	ANNUAL	MONTHLY
100-108	12/1/2021 – 11/30/2022	$55,204.04	$4,600.34
100-108	12/1/2022 – 11/30/2023	$56,308.12	$4,692.34
100-108	12/1/2023 – 11/30/2024	$57,343.28	$4,786.19
100-108	12/1/2024 – 11/30/2025	$58,582.97	$4,887.91
100-108	12/1/2025 – 11/30/2026	$59,754.63	$4,979.55

120	12/1/2021 – 11/30/2022	$20,701.51	$1,725.13
120	12/1/2022 – 11/30/2023	$21,115.56	$1,759.63
120	12/1/2023 – 11/30/2024	$21,537.84	$1,794.82
120	12/1/2024 – 11/30/2025	$21,968.64	$1,830.72
120	12/1/2025 – 11/30/2026	$22,407.96	$1,867.33

7.            Condition of Premises. Assignee does hereby accept the Premises subject to Landlord’s obligation under the Leases, including without limitation (i) Landlord’s ongoing repair and maintenance obligations and (ii) work to be performed by Landlord in Units 100-108 to replace the back door.

8.             Reaffirmation of Terms. All other terms, covenants and provisions of the Leases are hereby confirmed and ratified except as modified herein, and shall remain unchanged and in full force and effect. To the knowledge of Landlord and Assignor, neither party is in default under the Leases.

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9.             Authority. The parties hereto certify that the person executing this Assignment on behalf of such party has the full power and authority to execute and deliver this Assignment.

10.           Counterpart Copies. This Assignment may be executed in separate counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord’s delivery of this Assignment to Assignee is not to be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by all parties. Signatures in the form of facsimile, portable document format (“PDF”) and any other electronic form shall be acceptable as originals for all purposes. Landlord, Assignor and Assignee hereby intend that any signature executed electronically be deemed an “electronic signature” under the Illinois Electronic Commerce Security Act and that, therefore, the signature shall be deemed to be of the same force and effect as an originally executed signature. Furthermore, Landlord, Assignor and Assignee hereby agree that an electronic copy of this Assignment shall be deemed to be an “electronic record” under the Illinois Electronic Commerce Security Act, and that, therefore the document shall be deemed to be of the same force and effect as an original physical document. The parties agree that the transmission of and preservation of this Assignment in portable document format (“PDF”) is acceptable as a qualified security procedure under the Illinois Electronic Commerce Security Act.

11.           Binding Effect; Choice of Law; Waiver of Jury. This Assignment will be binding upon any party who legally acquires any rights or interest in the Leases from Landlord or Assignee, provided that Landlord will have no obligation to Assignee’s successor unless the rights or interests of Assignee’s successor are acquired in accordance with the terms of the Leases. The laws of the state in which the Shopping Center is located govern the Leases. THE PARTIES HERETO KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST THE OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASES OR THE RELATIONSHIP OF THE PARTY(IES) HEREUNDER. THE PARTIES HERETO HAVE CONSULTED WITH THEIR RESPECTIVE LEGAL COUNSEL REGARDING THIS WAIVER.

12.           Conflicts. Notwithstanding anything to the contrary contained in this Assignment, as between Assignor and Assignee only, in the event of a conflict between the terms of this Assignment and the terms of the Asset Purchase Agreement dated on or about December 12, 2021 among Assignor, Assignee and the other parties thereto, the terms of such Asset Purchase Agreement shall govern.

[Remainder of Page Blank; Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Assignment as of the Assignment Date.

LANDLORD:			ASSIGNOR:
Rezin Family Investments LLC			Peter Rubi, LLC
an Illinois limited liability company			an Illinois limited liability company

By:		By:
Name:	Peter Weitz	Name:
Its:	Authorized Signatory	Its:

ASSIGNEE:
PlantX Midwest Inc.
a Delaware corporation

By:
Name:
Its:

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IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Assignment as of the Assignment Date.

LANDLORD:		ASSIGNOR:
Rezin Family Investments LLC		Peter Rubi, LLC
an Illinois limited liability company		an Illinois limited liability company

By:	By:
Name:	Name:	John Graves
Its:	Its:	CEO

ASSIGNEE:
PlantX Midwest Inc.
a Delaware corporation

By:
Name:	Lorne Rapkin
Its:	Director

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